                                                CONFIDENTIAL TREATMENT REQUESTED
                                          UNDER 17 C.F.R. SECTIONS 200.80(b)(4),
                                                                   AND 240.24b-2

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                                    AGREEMENT

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                                     BETWEEN

                                  UTi SPAIN SL.

                                       AND

                         Mr. Carlos Luis Escario Pascual
                       Mr. Mariano Arturo Escario Pascual
                         Mr. Jose Maria Escario Pascual
                        Mr Juan Ignacio Escario Pascual,

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                                    AGREEMENT

In Madrid, on January 25, 2002.

                                    GATHERED

ON ONE PART,

Mr. Carlos Luis Escario Pascual, of legal age, Economist, married in joint and several marriage regime, with domicile at [...***...], and tax identification number [...***...], and his wife, Mrs. Natalia de la Vega Fernandez-Lascoiti, of legal age, with same domicile, and tax identification number [...***...];

ON THE OTHER PART,

Mr. Mariano Arturo Escario Pascual, of legal age, Economist, single, with domicile at [...***...], and tax identification number [...***...];

ON THE OTHER PART,

Mr. Jose Maria Escario Pascual, of legal age, Director, married in joint and several economic marriage regime, with domicile at [...***...], and tax identification number [...***...], and his wife Mrs. Fabiola de la Vega Fernandez-Lascoiti, of legal age, with same domicile, and tax identification number [...***...];

ON THE OTHER PART,

Mr. Juan Ignacio Escario Pascual, of legal age, Economist, single, with domicile at [...***...], and tax identification number [...***...];

AND ON THE OTHER PART,

Mr. Pedro Antonio Rueda Gonzalez, of legal age, lawyer, married, with professional domicile at [...***...], and tax identification number [...***...];

                                    INTERVENE

(1) Mr. Pedro Antonio Rueda Gonzalez, in the name and behalf of UTi Spain, S.L., a company duly incorporated and existing under the laws of Spain, by virtue of the public deed granted before the Public Notary of Madrid Mr. Rodrigo Tena Arregui, on January 2, 2002 with number 3 of his public record, with Tax Identity Code [...***...], with registered office at Paseo de la Castellana 15, 3 degrees Drcha., 28046 Madrid, and not yet registered at the Commercial Registry of Madrid (hereinafter referred to as the "PURCHASER").

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      He acts as legal representative of the Sole Administrator of the
      Purchaser, post for which was appointed upon incorporation of the Company.

(2) Mr. Carlos Luis Escario Pascual, Mr. Mariano Arturo Escario Pascual, Mr. Jose Maria Escario Pascual and Mr. Juan Ignacio Escario Pascual, in their own name and behalf.

      All the individuals referred to in section (2) shall be hereinafter jointly referred to as the "SELLERS" and each of them a "SELLER".

(3) Mr. Pedro Antonio Rueda Gonzalez, acting also in the name and on behalf of UTi Worldwide Inc, a company duly incorporated under the laws of British Virgin Islands, duly incorporated and in existence, with corporate domicile at 9 Columbus Centre, Pelican Drive, Road Town Tortola, British Virgin Islands (hereinafter, "UTI WORLDWIDE"), registered with number 141257 of the Commercial Registry of British Virgin Islands.

      He acts by virtue of the powers of attorney granted in Rancho Dominguez, United States of America, on December 12, 2001 before Mrs. Nancy Downs, Public Notary, duly apostilled.

The Purchaser and the Sellers will be hereinafter jointly referred to as the "PARTIES" and each of them as a "PARTY".

                                     WHEREAS

I. The Purchaser belongs to a group of companies whose holding company is UTi Worldwide. This group to be referred hereinafter as the "UTI GROUP". UTi Group has a wide experience in the field of transportation where GRUPO SLI & UNION, S.L. and its subsidiaries carry out their business, with which group the UTi Group has been maintaining a close commercial relationship during the two last decades.

II. GRUPO SLI & UNION, S.L. (hereinafter the "COMPANY") is a company duly incorporated and existing under the laws of Spain by virtue of Deed of Incorporation granted before the Public Notary of Madrid, Mr. Luis Sanz Rodero, on July 29, 1998, with number 3,718 of his public record; it is registered with the Commercial Registry of Madrid, at Volume 13548, Sheet 144, Section 8, Page M-220315; its Tax Identification Number (C.I.F) is [...***...] and its registered office is at Oficina 136, Centro de Carga Aerea de Barajas, Madrid.

III. The current share capital of the Company amounts to Euros 2,241,775.15 divided into 37,300 shares ("participaciones sociales"), numbers 1 to 37,300, both inclusive, of Euro 60.10 nominal value each, fully subscribed and paid up.

      The Sellers are the absolute legal owners of the shares representing one hundred per cent (100%) of the share capital of the Company (hereinafter the "SHARES"), in the following way and by virtue of the titles explained below, as shown in the Shareholders' Register Book of the Company:

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      (i)   Mr. Carlos Luis Escario Pascual is the owner of [...***...] shares, numbers [...***...] to [...***...], both inclusive, by virtue of:

            * shares numbers [...***...] to [...***...], both inclusive, subscription and disbursement in the public deed of incorporation, and

            * shares numbers [...***...] to [...***...], both inclusive, purchased from Mr. [...***...] effected by virtue of an agreement intervened by the Stock Broker Mr. Fernando Molina Stranz on August 3, 2000.

      (ii) Mr. Mariano Arturo Escario Pascual is the owner of [...***...] shares, numbers [...***...] to [...***...], both inclusive, by virtue of subscription and disbursement in the public deed of incorporation.

      (iii) Mr. Jose Maria Escario Pascual is the owner of [...***...] shares, numbers [...***...] to [...***...], both inclusive, by virtue of:

            * shares numbers [...***...] to [...***...], subscription and disbursement in the public deed of incorporation, and

            * shares numbers [...***...] to [...***...], both inclusive, purchased from Mr. Juan Ignacio Escario Pascual effected by virtue of an agreement intervened by the Stock Broker Mr. Fernando Molina Stranz on August 3, 2000.

      (iv) Mr. Juan Ignacio Escario Pascual is the owner of [...***...] shares, numbers [...***...] to [...***...], both inclusive, by virtue of subscription and disbursement in the public deed of incorporation.

      The Shares are free of any liens, charges, encumbrances, third party rights or restrictions on their transferability (save for the first-refusal-rights set out in Articles 10, 11 and 12 of the Company's By-laws as registered with the Commercial Register) and are equal in rights.

IV. The Company is the absolute legal owner, directly or indirectly, of the following shares:

IV.1 [...***...] shares of the company SERVICIOS LOGISTICOS INTEGRADOS SLI, S.A., numbers [...***...] to [...***...], both inclusive, representing [...***...] per cent ([...***...]%) of the shares of its share capital, by virtue of the in-kind contribution of said shares to the share capital of the Company effected upon its incorporation.

      SERVICIOS LOGISTICOS INTEGRADOS SLI, S.A. was incorporated under the name of SOCIEDAD LIMITADA DE SERVICIOS LOGISTICOS INTEGRADOS TACISA, S.L. by virtue of Deed of Incorporation granted on October 4, 1991 before the Public Notary of Madrid, Mr. Emilio Villalobos Bernal, with number 1,377 of his public record; its By-laws were adapted to the currently in force Joint Stock Companies' Act by virtue of deed granted on January 27, 1993, before the Notary of Madrid Mr. Valerio

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      Pedro de Madrid y Pala with number 1,959 of his public record; its registered office is at Madrid, Paseo de las Delicias 65 and it is registered at the Madrid Commercial Registry, Volume 1,718, Page 14,
      Section 8, Sheet M-31,110; its Tax Identification Code (C.I.F.) is [...***...].

      Its current share capital amounts to [...***...] Euros, divided into [...***...] shares, numbers 1 to [...***...], both inclusive, of [...***...] Euros par value each, fully subscribed and paid up. All of its shares are free of any liens, charges, encumbrances, third party rights or restrictions on their transferability (save for the restrictions to their free transferability set out in this Company's By-laws as registered with the Commercial Register).

      The remaining shares of SERVICIOS LOGISTICOS INTEGRADOS SLI, S.A., i.e. shares number [...***...] to [...***...], both inclusive, are held by:

      (i) Shares number [...***...] to [...***...], both inclusive, Mr. Jose Maria Escario Pascual, by virtue of the sale and purchase public deed granted on January 23, 2002 before the Public Notary of Madrid, Mr. Valerio Perez de Madrid y Pala with number 276 of his public record.

      (ii) Shares number [...***...] to [...***...], both inclusive, Mr. Carlos Luis Escario Pascual, by virtue of the sale and purchase public deed granted on January 23, 2002 before the Public Notary of Madrid, Mr. Valerio Perez de Madrid y Pala with number 276 of his public record.

IV.2 5,904 shares of the company UNION DE SERVICIOS LOGISTICOS INTEGRADOS, S.A., numbers 1 to 5,904, both inclusive, representing one hundred per cent (100%) of shares of its share capital, by virtue of:

      (i) Shares numbers 1 to 5,000, both inclusive, by the in-kind contribution of said shares to the share capital of the Company effected upon its incorporation.

      (ii) Shares numbers 5,001 to 5,904, both inclusive, by virtue of Capital Increase Deed granted before the Public Notary of Madrid, Mr. Isidoro Lora Tamayo Rodriguez, dated on December 20, 1999, with number 2,266 of his public record.

      UNION DE SERVICIOS LOGISTICOS INTEGRADOS, S.A. was incorporated by virtue of Deed of Incorporation granted on July 12, 1993 before Public Notary of Madrid, Mr. Valerio Perez de Madrid y Pala with number 3,025 of his public record; its registered office is at Madrid, Paseo de las Delicias 65 and it is registered at the Madrid Commercial Registry, Volume 6,781, Page 81,
      Section 8, Sheet M-110,424; its Tax Identification Code (C.I.F.) is [...***...].

      Its current share capital amounts to 354,837.54 Euros, divided into 5,904 shares, numbers 1 to 5,904, both inclusive, of 60.01 Euros par value each, fully subscribed and paid up. All of its shares are free of any liens, charges, encumbrances, third party rights or restrictions on their transferability (save for the restrictions to their free transferability set out in this Company's By-laws as registered with the Commercial Register).

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IV.3  50,000 shares of the company WEAR LINK, S.L., numbers 1 to 50,000, both inclusive, representing one hundred per cent (100%) of shares of its share capital, by virtue of the in-kind contribution of said shares to the share capital of the Company effected upon its incorporation.

      WEAR LINK, S.L. was incorporated by virtue of the deed granted on July 1, 1994 before the Public Notary of Madrid, Mr. Valerio Perez de Madrid y Pala, with number 3,323 of his public record; its By-laws were adapted to the currently in force Limited Liability Companies Act by virtue of Deed granted on May 26, 1998 before the Public Notary of Madrid, Mr. Valerio Perez de Madrid y Pala, with number 2,128 of his public record; its registered office is at Madrid, Paseo de las Delicias 65 and it is registered at the Madrid Commercial Registry, Volume 179, Page 135,
      Section 8, Sheet Gu-1068; its Tax Identification Code (C.I.F.) is [...***...].

      Its current share capital amounts to 300,506.05 Euros, divided into 50,000 shares, numbers 1 to 50,000, both inclusive, of 6.01 Euros par value each, fully subscribed and paid up. All of its shares are free of any liens, charges, encumbrances, third party rights or restrictions on their transferability (save for the restrictions to their free transferability set out in this Company's By-laws as registered with the Commercial Register).

IV.4 1,500 shares of the company TECNICOS ASESORES DE SEGUROS BROKERS CORREDURIA DE SEGUROS, S.A., numbers 1 to 1,500, both inclusive, representing one hundred per cent (100%) of shares of its share capital, by virtue of the in-kind contribution of said shares to the share capital of the Company effected upon its incorporation.

      TECNICOS ASESORES DE SEGUROS BROKERS CORREDURIA DE SEGUROS, S.A. was incorporated by virtue of by virtue of Deed of Incorporation, granted on October 21, 1987 before the Public Notary of Madrid, Mr. Rafael Ruiz Jarabo Baquero, with number 3,323 of his public record; its By-laws were adapted to the currently in force Joint Stock Companies' Act by virtue of Deed granted on May 22, 1992 before the Public Notary of Madrid Mr. Jose Villaescusa Sanz, with number 4,558 of his public record; its registered office is at Madrid, Paseo de las Delicias 65 and it is registered at the Madrid Commercial Registry, Volume 3,175, Page 82, Section 8, Sheet M-54,200; its Tax Identification Code (C.I.F.) is [...***...].

      Its current share capital amounts to 90,151.82 Euros, divided into 1,500 shares, numbers 1 to 1,500, both inclusive, of 60.10 Euros par value each, fully subscribed and paid up. All of its shares are free of any liens, charges, encumbrances, third party rights or restrictions on their transferability (save for the restrictions to their free transferability set out in this Company's By-laws as registered with the Commercial Register).

IV.5 3,006 shares of the company VALUE 4 LOGISTICS, S.L., numbers 1 to 3,006, both inclusive, representing one hundred per cent (100%) of shares of its share capital, by virtue of subscription and disbursement of the same effected in the public deed of incorporation.

      VALUE 4 LOGISTICS, S.L. was incorporated by virtue of the public deed granted on

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      September 15, 2000 before the Public Notary of Madrid, Mr Valerio Perez de
      Madrid y Pala, with number 4,441 of his public record; its registered office is at Madrid, Paseo de las Delicias 65 and it is registered at the Madrid Commercial Registry, Volume 15,800, Page 1, Section 8, Sheet M-266,709; its Tax Identification Code (C.I.F.) is [...***...].

      Its current share capital amounts to THREE THOUSAND SIX (3,006.00) Euros, divided into 3,006 shares, numbers 1 to 3,006, both inclusive, of 1 Euro par value each, fully subscribed and paid up. All of its shares are free of any liens, charges, encumbrances, third party rights or restrictions on their transferability (save for the restrictions to their free transferability set out in this Company's By-laws as registered with the Commercial Register).

IV.6 3,006 shares of the company SLI INTERNALIZACION DE SERVICIOS, S.L., numbers 1 to 3,006, both inclusive, representing one hundred per cent (100%) of shares of its share capital, by virtue of subscription and disbursement of the same in the public deed of incorporation.

      SLI INTERNALIZACION DE SERVICIOS, SL. was incorporated by virtue of deed of incorporation granted on August 1, 2000 before the Public Notary of Madrid, Mr Angel Sanz Iglesias, with number 3,839 for the public record of the Public Notary of Madrid Mr. Valerio Perez de Madrid y Pala; its registered office is at Madrid, Paseo de las Delicias 65 and it is registered at the Madrid Commercial Registry, Volume 15,645, Page 188,
      Section 8, Sheet M-263,499; its Tax Identification Code (C.I.F.) is [...***...].

      Its current share capital amounts to THREE THOUSAND SIX (3,006.00) Euro, divided into 3,006 shares, numbers 1 to 3,006, both inclusive, of 1 Euro par value each, fully subscribed and paid up. All of its shares are free of any liens, charges, encumbrances, third party rights or restrictions on their transferability (save for the restrictions to their free transferability set out in this Company's By-laws as registered with the Commercial Register).

IV.7 3,006 shares of the company SLI MANTENIMIENTO INTEGRAL, S.L., numbers 1 to 3,006, both inclusive, representing one hundred per cent (100%) of shares of its share capital, by virtue of the subscription and disbursement of the same in the public deed of incorporation.

      SLI MANTENIMIENTO INTEGRAL, S.L. was incorporated by virtue of the deed of incorporation granted on August 1, 2000 before the Public Notary of Madrid, Mr Angel Sanz Iglesias, with number 3,846 for the public record of the Public Notary of Madrid, Mr. Valerio Perez de Madrid y Pala; its registered office is at Madrid, Paseo de las Delicias 65 and it is registered at the Commercial Registry of Madrid at Volume 15,645, Page 196, Section 8, Sheet M-263500; its Tax Identification Code (C.I.F.) is [...***...].

      Its current share capital amounts to THREE THOUSAND SIX (3,006.00) Euro, divided into 3,006 shares, numbers 1 to 3,006, both inclusive, of 1 Euro par value each, fully subscribed and paid up. All of its shares are free of any liens, charges, encumbrances, third party rights or restrictions on their transferability (save for the restrictions to their free transferability set out in this Company's By-laws as registered with the Commercial Register).

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IV.8  3,006 shares of the company PLATAFORMA LOGISTICA DE ALOVERA, S.L., numbers
      1 to 3,006, both inclusive, representing one hundred per cent (100%) of shares of its share capital, by virtue of the subscription and disbursement of the same effected in the public deed of incorporation.

      PLATAFORMA LOGISTICA DE ALOVERA, S.L. was incorporated by virtue of the deed of incorporation granted on June 23, 2000 before the Public Notary of Madrid, Mr Jose Manuel de la Cruz Lagunero, with number 3,846 of his public record; its registered office is at Madrid, Paseo de las Delicias 65 and it is registered at the Madrid Commercial Registry, Volume 15,596, Page 203, Section 8, Sheet M-262,579; its Tax Identification Code (C.I.F.) is [...***...].

      Its current share capital amounts to THREE THOUSAND SIX (3,006.00) Euro, divided into 3,006 shares, numbers 1 to 3,006, both inclusive, of 1 Euro par value each, fully subscribed and paid up. All of its shares are free of any liens, charges, encumbrances, third party rights or restrictions on their transferability (save for the restrictions to their free transferability set out in this Company's By-laws as registered with the Commercial Register).

IV.9 5,000 shares of the company GSLI-GRUPO DE SERVICOS LOGISTICOS INTEGRADOS LDA., numbers 1 to 5,000 shares, both inclusive, representing one hundred per cent (100 %) of shares of its share capital, by virtue of:

      * shares 1 to 4,900, both inclusive, subscription and disbursement of the same in the public deed of incorporation; and

      * shares 4,901 to 5,000, both inclusive, purchase from Mr. Juan Ignacio Escario Pascual by virtue of the deed granted before the Public Notary of Madrid, Mr. Valerio Perez de la Madrid y Pala on January 23, 2002 with number 278 of his public record.

      GSLI-GRUPO DE SERVICOS LOGISTICOS INTEGRADOS LDA. was incorporated by virtue of the public deed granted in Lisbon, before the Public Notary of Lisbon, Mrs.Maria do Carmo Antunes dos Santos, granted on October 1, 1999; its registered office is at Zona Industrial do Cabo, freguesia de Castanheira do Ribatejo, concelho de Vila Franca de Xira (Portugal) and it is registered at the Commercial Registry of Vila Franca de Xira, number 04629; its Tax Identification Code (C.I.F.) is [...***...].

      Its current share capital amounts to FIVE THOUSAND (5,000.00) Euros, divided into 5,000 shares, numbers 1 to 5,000, both inclusive, of 1 Euro par value each, fully subscribed and paid up. All of its shares are free of any liens, charges, encumbrances, third party rights or restrictions on their transferability.

IV.10 Indirectly, through SERVICIOS LOGISTICOS INTEGRADOS SLI, S.A., 3,000 shares of the company SLI TACISA, INC., representing one hundred per cent (100 %) of shares of its share capital,. Said shares are of the full property of SERVICIOS LOGISTICOS INTEGRADOS SLI, S.A.

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      SLI TACISA, INC. was incorporated under the name TECNICOS ASESORES DE
      COMERCIO INTERNACIONAL, INC by virtue of the deed granted on May 19, 1988 by Commisioner for oaths of the State of New York (U.S.A); its registered office is at Johnson Road 1, North Lawrence, NY 11559 (U.S.A.) and it is registered at State Department of New York under number B 642791-3; its Employer Identification Number is [...***...].

      Its current share capital amounts to US$ 3,000, divided into 3,000 shares, both inclusive, of US$ 1.00 par value each, fully subscribed and paid up. All of its shares are free of any liens, charges, encumbrances, third party rights or restrictions on their transferability.

      The companies described under sections (IV.1) through (IV.10), both inclusive, are herein jointly referred to as "THE SUBSIDIARIES".

      The Company and the Subsidiaries are herein jointly referred to as the "SLI GROUP".

V. The Sellers have excluded from SLI Group the assets, employees and business directly and exclusively related to the road freight business ("transporte terrestre") formerly carried out by SLI Group (hereinafter the "EXCLUDED BUSINESS"), by means of the sale and purchase agreement and transfer of the same to [...***...] effected by virtue of the public deed granted on January 25, 2002 before the Public Notary of Madrid Mr. Rafael Bonardell Lenzano, attached in ANNEX (V) hereto, and following the criteria for the segregation of the Excluded Business also attached in that same Annex. [...***...] shall hereinafter be referred to as the "OWNER OF THE EXCLUDED BUSINESS".

VI. In the context of the existing agreements for a strategic alliance between the UTi Group and SLI Group, the Parties are interested in allowing SLI Group access to UTi Group's global world network and simultaneously granting to UTi Group its own business structure in Spain and Portugal. In this regard, the Purchaser is interested in acquiring, and the Sellers are interested in transferring the Shares and, indirectly, the stake held by the Company in the Subsidiaries, pursuant to the terms and conditions set forth herein, for the purpose of acquiring (and transferring, respectively) the total business currently carried out by SLI Group ("ACQUIRED BUSINESS"), once the Excluded Business has been taken out of SLI Group. Moreover, the present Agreement grants to the Sellers the possibility of receiving part of the purchase price for the Shares in UTi Worldwide's unregistered ordinary shares.

VII. The Sellers are interested in the employees of SLI Group having access to standard professional and other employees promotion policies of UTi Group as a consequence of the consummation of this transaction and in the Purchaser not planning to carry out any employee redundancy plan within SLI Group as a result of this transaction.

VIII. The Sellers, in their position as owners of shares representing 100% of the Company's share capital, hereby express their consent to the transfer of the Shares, in compliance with the procedure established by the Company's By-laws for the transfer of the shares of the Company.

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IX.   Prior to the execution of this Agreement, the Purchaser has carried out a due diligence review on legal, economic/financial, tax, premises, information systems, human resources and contractual/commercial main aspects relating to the Company and its Spanish Subsidiaries based on the information provided by the Sellers in response to a checklist of documentation requested by the Purchaser from the Sellers, on the visit to the main premises of the Company and its Subsidiaries and on the interviews and conversations with Mr. Carlos Luis Escario Pascual and Mr. Jose Maria Escario Pascual , with the purpose of obtaining information on the status and situation of the Company and said Subsidiaries, as well as their respective businesses (hereinafter, the "DUE DILIGENCE"); after taking such information into account, the Purchaser is interested in continuing with this transaction in the terms and conditions agreed below. However, following the practice in this kind of transactions, the Sellers acknowledge that any due diligence review by a third party cannot be exhaustive and have, therefore, agreed to provide the Purchaser with the representations and warranties appearing below.

X. The Parties hereby state that they have obtained all the authorisations and approvals required for the execution and delivery of this Agreement and acknowledge each other's full legal capacity for such execution and delivery.

Now, therefore, the Parties hereby agree to enter into this agreement (the "AGREEMENT") pursuant to the following:

                                     CLAUSES

1.    PURPOSE.

1.1   SALE AND PURCHASE.

      The Sellers sell and transfer to the Purchaser, and the Purchaser purchases and acquires, the Shares with all rights attached thereto and free of any liens, charges, encumbrances, third party rights or restrictions on their transferability, other than those established in the By-Laws of the Company registered with the Commercial Register.

1.2   TRANSFER OF THE SHARES.

      The Sellers hereby deliver possession of the Shares and transfer title thereto to the Purchaser, who receives them and acquires full ownership over the Shares, by means of the execution of this Agreement and its subsequent recording at the Shareholders' Register Book of the Company.

      The Sellers hereby deliver to the Purchaser the following:

      1.2.1 A certificate signed by the Company's Secretary of the Board, stating that the transfer to the Purchaser of the Shares and, indirectly, of the shares held by the Company in the Subsidiaries, has complied with all formalities and requirements established by the Company's and each and all of the Subsidiaries' By-Laws regarding the restrictions to the transferability of the Shares.

      1.2.2 The duly signed resignations of all the members of the Administration Bodies of the Company and of the Subsidiaries and the Sellers (and any person related to

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            any of them) from their respective positions, stating that their relationships with said companies, whether of an employment, consultant, agency or other nature are thereby extinguished and that full settlement has been reached and that they will not make any claim against the Company and the Subsidiaries for any reason, including, if appropriate, the loss of their work post, unilateral termination of the existing relationship or unfair dismissal, save for the exceptions mentioned in the following paragraphs (ii) and
            (iii).

            Notwithstanding the above, it its agreed between the Parties that:

            (i) Mr. Carlos Luis Escario Pascual and Mr. Jose Maria Escario Pascual, directly or through a wholly owned company, will perform their offices as members of the Board of the Company , as representative of the sole administrator of the Subsidiaries and as first executive managers of SLI Group, as per Clause 6 below;

            (ii) Mr. Mariano Arturo Escario Pascual will continue to render his services as Air Freight and Ocean Freight Manager for Madrid offices of SLI Group according to the terms and conditions set forth in ANNEX (1.2.2.ii) attached hereto; and,

            (iii) Mr. Miguel Miguez Villaverde will continue to perform his duties as Head of the Logistics Business Unit of SLI Group according to the terms and conditions set forth in ANNEX (1.2.2.iii) attached hereto.

      1.2.3 Property title to the Shares (titulos de propiedad de las participaciones). Such titles shall be returned to the Sellers once the Public Notary has intervened such titles in order to reflect the sale and purchase carried out herein.

      1.2.4 Authorised copy (copia autorizada) of the sale and purchase public deed by virtue of which the Excluded Business has been sold to the Owner of the Excluded Business.

2.    PRICE.

2.1   TOTAL PURCHASE PRICE.

      The Parties agree that the total consideration for the purchase of the Shares (the "TOTAL PURCHASE PRICE"), including the compensation for the obligation not to compete established in Clause 6 below, shall be the amount resulting from adding up the five following different tranches:

      (i)   Initial consideration (hereinafter "THE INITIAL CONSIDERATION").

            The Initial Consideration shall be the amount resulting from adding up:

            a) The net worth of SLI Group (hereinafter the "NET WORTH OF SLI GROUP") as of the date hereof (hereinafter the "COMPLETION DATE"), calculated and determined to such effect in accordance with the accounting rules and adjustments criteria set forth in ANNEX (2.1.i.a) attached hereto, and

            b) [...***...] of [...***...] the Earnings After Taxes of SLI Group (as defined below) during the year starting on January 1st, 2001 and ending on December 31st, 2001, calculated and determined in accordance with the accounting rules and adjustments criteria set forth in ANNEX (2.1.i.b); and

      (ii)  Second tranche (hereinafter the "SECOND TRANCHE").

            The Second Tranche shall be equal to [...***...] of [...***...] the Earnings After Taxes of SLI Group obtained during the period starting on January 1, 2002 and ending on January 31, 2003, calculated and determined in accordance with the accounting rules and adjustments criteria set forth in ANNEX (2.1.ii).

      (iii) Third tranche (hereinafter the "THIRD TRANCHE"):

            The Third Tranche shall be equal to [...***...] of [...***...] the Earnings After Taxes of SLI Group obtained during the year starting on February 1, 2003 and ending on January 31, 2004, calculated and determined in accordance with the accounting rules and adjustments criteria set forth in Annex (2.1.ii).

      (iv)  Fourth tranche (hereinafter the "FOURTH TRANCHE"):

            The Fourth Tranche shall be equal to [...***...] of [...***...] the Earnings After Taxes of SLI Group obtained during the year starting on February 1, 2004 and ending on January 31, 2005, calculated and determined the accounting rules and adjustments criteria set forth in Annex (2.1.ii).

      (v)   Fifth tranche (hereinafter the "FIFTH TRANCHE"):

            The Fifth Tranche shall be equal to [...***...] of [...***...] the Earnings After Taxes of SLI Group obtained during the year starting on February 1, 2005 and ending on January 31, 2006, calculated and determined in accordance with the accounting rules and adjustments criteria set forth in Annex (2.1.ii).

      For the purposes of this Agreement, the Initial Consideration, the Second, Third, Fourth and Fifth Tranches shall be hereinafter jointly referred to as the "TRANCHES" and each of them, separately as a "TRANCHE". Each period taken into account for the calculations of each of the above-mentioned Tranches (including the calendar year starting on January 1 and ending on December 31, 2001) shall be hereinafter referred to as an "ACCOUNTING YEAR". Likewise, for the purposes of this Agreement, the "EARNINGS AFTER TAXES OF SLI GROUP" during each of the Accounting Years shall be defined as the consolidated earnings after taxes of SLI Group for that Accounting Year as determined and calculated pursuant to the present Agreement and its relevant Annex.

      For the above-mentioned purposes, the Purchaser hereby undertakes, as soon as possible after Completion Date, to adopt the necessary corporate resolutions for the purposes of changing the fiscal year of the Company and of its Subsidiaries to the period comprised between February 1 and January 31 in the succeeding year, so that the Accounting Years coincide with the Company's and the Subsidiaries' fiscal years.

Items indicated with "[...***...]" are subject to a Confidential Treatment
Request

2.2.  RULES FOR THE DETERMINATION OF THE TOTAL PURCHASE PRICE.

      In respect of the calculation of the Total Purchase Price, the Parties hereto agree as follows:

      (i) The Net Worth of SLI Group as of Completion Date and the Earnings After Taxes of SLI Group for the Accounting Year ending on December 31, 2001 will be determined by the auditors of the Company, which are GESEM AUDITORES, S.A.

            The Earnings After Taxes of SLI Group for the remaining Accounting Years will be determined by the auditors of the Company, which will be any international auditing firm as appointed, from time to time, by the Company.

            The auditors referred to in the two preceding paragraphs shall be hereinafter referred to as the "AUDITORS".

            As soon as the Auditors calculate the Net Worth of SLI Group and the Earnings After Taxes of SLI Group they shall notify their calculation to both Parties simultaneously. Should neither Party notify any disagreement with said calculation within the period established in section (ii) below of the present sub-Clause 2.2, the same shall become definitive and binding for both Parties and shall not be subject to any claims of any nature whatsoever by the Parties.

            The fees of the Auditors incurred as a consequence of the calculation provided for in the present section 1 will be borne by the Company.

            Notwithstanding the above, the Sellers may appoint their own auditors, at their own discretion and sole cost, for the purpose of calculating the Earnings After Taxes of SLI Group for any of the Accounting Years. The Purchaser shall give the auditors appointed by the Sellers access to the documentation and information necessary for this purpose. For the avoidance of doubt, the Parties expressly acknowledge and accept that the calculation effected by the auditors appointed by the Sellers pursuant to the present paragraph will in no way bind the Purchaser, the Auditors and/or the Expert (as defined below), and that its purpose is to assist the Sellers in assessing the calculation of the Auditors.

      (ii) In the event any of the Parties (hereinafter the "DISPUTING PARTY") disagrees with the calculation notified by the Auditors, the Disputing Party shall communicate such disagreement (hereinafter a "DISPUTE") in written form to the other Party within twenty (20) calendar days as from the date on which it is notified by the Auditors. The Parties will try in good faith to reach an agreement on the Dispute within the ten (10) calendar days following said communication or, failing such agreement, the Parties will try to agree within the same time period on the independent expert to whom the Dispute will be submitted. In default of agreement, the Disputing Party shall immediately, and the other Party will also be entitled to request the President of the Spanish Chartered Accountants Institute to nominate an independent expert. Hereinafter, the aforementioned expert designated by agreement of the Parties or, if applicable, by the President of the

            Spanish Chartered Accountants Institute shall be referred to as the "EXPERT". The Expert, who shall be appointed by the President of the Spanish Chartered Accountants Institute within fifteen (15) calendar days following the request from either Party to such effect, shall be a well reputed international auditing firm, not related to either Party, not only at the moment when the designation takes place, but also in the two (2) years preceding thereto. In particular, in view of the current relation existing with the Parties, the Parties agree to instruct the President of the Spanish Chartered Accountants Institute so that neither Deloitte and Touche, nor Arthur Andersen nor KPMG be appointed as the Expert.

            The Disputing Party shall, and the other Party will also be entitled to, immediately upon designation of the Expert and acceptance of its designation as such, submit the Dispute to the Expert, clearly and expressly reflecting the reasons for such Dispute. The Expert shall (acting as an expert and not as an arbitrator) decide on the Dispute and on the final calculation of the Net Worth of SLI Group as of Completion Date and/or of the Earnings After Taxes of SLI Group (as the case may be) according and subject to the agreements contained in this Agreement and its Annexes. The Parties will use their best endeavours to ensure that the calculation shall be made by the Expert and shall be notified simultaneously to the Purchaser and the Sellers within the thirty (30) calendar days following submission of the Dispute. Said calculation shall be definitive and binding for both Parties, and shall not be subject to any claims of any nature whatsoever by either of the Parties between them.

            The fees incurred by the Expert for making the calculation provided for in the present section (ii) of this Clause 2.2: [...***...].

            The Parties shall instruct the Auditors and the Expert to make and notify their calculations as soon as possible and, in any case:

            (a) in respect of the calculations by the Auditors: (1) of the Net Worth of SLI Group and of the Earnings After Taxes of SLI Group for year 2001, no later than March 22, 2002 and (2) of the Earnings After Taxes of SLI Group for the remaining Accounting Years, no later than three (3) months after the closing of the corresponding Accounting Year; and

            (b) in respect of the calculation of the Expert, in case there is a Dispute: (1) of the Net Worth of SLI Group and the Earnings After Taxes of SLI Group for year 2001, on or before the later of the following dates (1.x) April 30, 2002 and (1.y) thirty
                  (30) calendar days after the submission to the Expert of the Dispute; and (2) of the Earnings After Taxes of SLI Group, on or before the later of the following dates (2.x) four (4) months after the closing of the corresponding Accounting Year and (2.y) thirty (30) calendar days after the submission of the Dispute to the Expert.

            The Parties agree that interests at a rate of 6 months EURIBOR plus 1.5% shall accrue over the amounts payable to the Sellers by the Purchaser for the Remaining

Items indicated with "[...***...]" are subject to a Confidential Treatment
Request

            Amount of the Initial Consideration or the Tranche corresponding to each Accounting Year. Said interests shall accrue from April 30 of the year subsequent to the Accounting Year of reference in each case and until the Payment Date (as defined below) of the Remaining Amount of the Initial Consideration or of the corresponding Tranche, as applicable.

            For the purpose of the present Agreement, the day on which the Remaining Amount of the Initial Consideration and on which the Amount Payable under each Tranche shall be paid by the Purchaser to the Sellers pursuant to Clause 2.3.(i).b) and Clause 2.3.(ii).b), respectively shall be hereinafter referred to as "PAYMENT DATE" or "PAYMENT DATES".

            The date on which the amount calculated by the Auditors or the Expert (as the case may be) becomes binding and definitive for both Parties pursuant to the preceding section (i) of the present Clause
            2.2 or to this section (ii) of the present Clause 2.2, respectively, shall be hereinafter referred to as the "NOTIFICATION DATE".

      (iii) The earnings after taxes arising from the Excluded Business will not be taken into account for the purpose of calculating either the Net Worth of SLI Group or the Earnings After Taxes of SLI Group of any Accounting Year even after the same is acquired by SLI Group, as the case may be (except in case of Clause 7.4.vii below); as an exception to the above, if during the year ending on December 31, 2001 the Excluded Business has suffered a loss, such a loss shall be taken into account in calculating the Net Worth of SLI Group as of Completion Date.

      (iv) For the purpose of calculating the Net Worth of SLI Group and the Earnings After Taxes of SLI Group, the Auditors and the Expert will apply the same principles as those applied for the purpose of calculating the earnings obtained by the UTi Group, i.e. US GAAP accounting principles modified as explained in ANNEX (2.2.iv) hereto (the general and particular accounting rules and criteria referred to in this paragraph as modified in Annex 2.2.iv shall be hereinafter referred to as the "AGREED ACCOUNTING BASIS"), without prejudice to the other adjustments and criteria established for each of the Tranches.

      (v) Should the Earnings After Taxes of SLI Group for any given Accounting Year, except for the one ending on January 31st, 2006, be a loss, said loss will be set-off against the earnings obtained in the subsequent Accounting Year for the purpose of calculating its Earnings After Taxes of SLI Group and so on in succeeding Accounting Years until the loss has been fully set-off against the earnings arising in such Accounting Years. No Tranche shall be payable for the Accounting Year in question where the loss has occurred or has been deemed to have occurred as a consequence of the application of the set-off provisions referred to above because of the losses set-off being greater than the earnings obtained that Accounting Year (but only up to the necessary amount to set-off the corresponding loss in full).

      (vi) The Parties expressly agree that, as long as the payment of any of the Tranches from the Purchaser to the Sellers is pending according to this Agreement, Mr. Carlos Luis Escario Pascual and Mr. Jose Maria Escario Pascual shall actively intervene, as first executive officers, in the management and performance of the

            Company's and the Subsidiaries' Board, as per Clause 6.1 below. Notwithstanding the above, the Chief Financial Officer of SLI Group will be appointed by the Board of Directors of the Company following the Purchaser's proposal, at the Purchaser's own discretion, having into account that he/she will be a person with an adequate profile for that post. Mr. Carlos Luis Escario Pascual and Mr. Jose Maria Escario Pascual will not be entitled to remove said Chief Financial Officer from his/her post.

            The aforementioned paragraph shall not be understood as limiting in any way the full ability of the Purchaser, as owner of 100% of the Shares, to adopt or make the Company and/or any of the Subsidiaries adopt any action and/or corporate resolution affecting SLI Group, although such actions and/or resolutions affecting SLI Group shall be expressly communicated in writing to the Sellers.

            Notwithstanding the above, the Sellers jointly, through the Sellers' Representative, may object (expressly and in writing) to any action or corporate resolution to be adopted by the Company and/or any of the Subsidiaries and proposed by the Purchaser, which:

            (a)   is outside the ordinary course of business of the SLI Group;
                  or,

            (b)   is other than under an arm's length terms and conditions; or,

            (c) consists on entering into a long-term contract where the costs, in aggregate, to be incurred up to the of January 31st, 2006 by SLI Group will materially exceed the income generated for SLI Group up to such date; for this purpose, an excess of costs over income of [...***...] Euros or greater shall be considered material.

            Should the Parties fail to reach an agreement on the above-mentioned circumstances, the issue shall be submitted to arbitration as per subClause 12.2 below. The arbitrator shall determine whether any proposal falls into any of the circumstances under (a), (b) or (c) above and, thus, whether it may or may not be objected by the Sellers, in default of agreement by the Parties in this respect. The arbitrator determination being definitive and binding for the Parties.

            In case that, despite the express and written joint objection of the Sellers to an action and/or resolution, the Purchaser and/or the Company and/or the corresponding Subsidiary decides to adopt the same, the Purchaser shall compensate the Sellers for any adverse effect caused to the Sellers during the effectiveness of this Agreement arising from such an action or corporate resolution, in order to place the Sellers in the same position as if such action and/or corporate resolution had not been adopted.

            Should the Parties fail to reach an agreement on the quantification of such compensation, the arbitrator shall determine the same in a definitive and binding way for the Parties.

Items indicated with "[...***...]" are subject to a Confidential Treatment
Request

2.3   PAYMENT OF THE TOTAL PURCHASE PRICE.

      The Total Purchase Price shall be paid by the Purchaser to the Sellers on the following dates and by the following means:

      (i)   Payment of the Initial Consideration.

            The Initial Consideration shall be paid in cash, on the following dates:

            a)    On the date hereof 1,537,664,082 Pesetas, i.e. 9,241,547.26
                  Euros, are hereby paid to the Sellers by means of four nominative bank checks issued in favour of each of the Sellers in proportion to the Shares transferred by each of them, resulting in the following amounts:

                  - [...***...] Euros in favour of Mr. Carlos Luis Escario Pascual.

                  -     [...***...] Euros in favour of Mr. Jose Maria Escario
                        Pascual.

                  - [...***...] Euros in favour of Mr. Mariano Arturo Escario Pascual.

                  - [...***...] Euros in favour of Mr. Juan Ignacio Escario Pascual.

                  All of the Sellers grant in favour of the Purchaser a formal receipt of payment for the aforementioned amount.

            b) The remaining amount of the Initial Consideration, which shall be calculated as per Clauses 2.1 and 2.2 above, should the same be a positive amount, plus the interests defined in paragraph (ii) of sub-Clause 2.2, if applicable (the "REMAINING AMOUNT OF THE INITIAL CONSIDERATION"), shall be paid by the Purchaser to the Sellers on the Payment Date, which shall be: (i) March 31, 2002, should the Auditors have determined the amount by March 22, 2002 and there not be a Dispute; (ii) should the Auditors determine the amount after said date, the fifth calendar day after the Notification Date of the Auditors' calculation; and (iii) should there be a Dispute, the fifth calendar day after the Notification Date of the Expert's calculation of the Net Worth of SLI Group as of Completion Date and of the Earnings After Taxes of SLI Group for the year 2001. The Remaining Amount of the Initial Consideration shall be paid through bank transfer in immediately available funds to the Sellers, value that same date.

                  Should the Remaining Amount of the Initial Consideration be a negative amount, the Sellers shall reimburse to the Purchaser said amount on the same period indicated in the preceding paragraph.

                  The Parties agree that should the Purchaser or the Sellers, as applicable, not pay punctually to the other Party the amounts due pursuant to the present section b) of sub-Clause 2.3.(i), nominal annual interests at a rate of 6 months EURIBOR plus 3% shall accrue daily over said amounts from the corresponding Payment Date until the day in which it is effectively paid to the said Party.

      (ii)  Payment of the following Tranches.

      Items indicated with "[...***...]" are subject to a Confidential Treatment Request

      The payment of the Second, Third, Fourth and Fifth Tranches shall be carried out in accordance with the following terms and conditions:

      a) Should the Tranche for any given Accounting Year, except for the one ending on January 31st, 2006, be negative due to the Earnings After Taxes of SLI Group for that Accounting Year being a loss, section
            (v) of Clause 2.2 shall apply.

      b) Should the Tranche for any given Accounting Year be a positive amount (hereinafter "THE AMOUNT PAYABLE"), the Purchaser shall pay to the Sellers the Amount Payable in the proportion established in sub-Clause 2.4 below.

            The Purchaser shall pay the Sellers the Amount Payable (without any request to that extent from the Sellers to the Purchaser being necessary) on the Payment Date, which shall be the tenth calendar day after the corresponding Notification Date.

      c) The Purchaser shall pay the Amount Payable under any Tranche to the Sellers in the following way:

            (1) The Purchaser shall transfer to the Sellers, without any disbursement from the latter, a number of unregistered ordinary shares issued by UTi Worldwide (whether issued for that purpose or otherwise), free from any liens, charges or encumbrances or rights in favour of third parties and with voting and economic rights equal to and no more obligations than the currently existing ordinary shares of UTi Worldwide, which value shall equal the Amount Payable. The ordinary unregistered shares to be delivered to the Sellers shall be hereinafter referred to as the "UTI WORLDWIDE'S SHARES". For that purpose, the Parties agree that the value of each of the UTi Worldwide's Shares (hereinafter the "AGREED VALUE") is equal to the average market price of the UTi Worldwide's shares on NASDAQ during the three (3) calendar-month term immediately prior to the Completion Date, which amounts to
                  15.8176 US $ per share.

            (2) However, should the Agreed Value be greater than the lower of the following prices:

                  (x) the average (media aritmetica) market price of the UTi Worldwide's Shares on NASDAQ during the month immediately prior to the corresponding Notification Date; or

                  (y) the closing market price of the UTi Worldwide's Shares on NASDAQ on the Notification Date (the lower of (x) and (y) shall be hereinafter referred to as the "MARKET PRICE").

                  the Sellers shall be entitled to jointly request the Purchaser to pay the Amount Payable according to one of the following methods (at the Sellers' joint discretion):

                  (A) all in cash (in funds immediately available to the Sellers); or

                  (B) through the transfer in favour of the Sellers of the UTi Worldwide's Shares (as defined above) and, in addition thereto, paying to the Sellers in cash, in immediately available funds, the difference between the Agreed Value and the Market Price per UTi Worldwide Share multiplied by the number of UTi Worldwide Shares transferred.

                  The joint option of the Sellers shall be notified to the Purchaser within the five (5) days following Notification Date; shall the Purchaser not receive said joint notification within that period of time, it shall be understood that the Sellers jointly choose to be paid as established under sub-Section (B) above.

                  For the purpose of this Agreement, the market price of UTi Worldwide's Shares at any day shall be the last sale price on NASDAQ for that day or, should there not be a published last sale price for UTi Worldwide's Shares corresponding to that day for any reason, for the closest preceding day for which there is such a published last sale price.

            (3) Should the Purchaser fail to punctually pay all or part of the Amount Payable (hereinafter the "DEFAULTED AMOUNT PAYABLE"), due to any reason whatsoever not attributable to the Sellers, according to the terms and time periods provided for under this section 2.3.(ii) and in any of the remaining Clauses of the present Agreement:

                  (A) The Sellers will be automatically entitled to jointly claim from the Purchaser any of the following performances:

                        (i) to request the transfer of the UTi Worldwide's Shares pending under the Defaulted Amount Payable; or

                        (ii) to request the payment in cash (in funds immediately available to the Sellers) of the greater of the following amounts: (a) the Defaulted Amount Payable; (b) the closing market value of the UTi Worldwide's Shares pending under the Defaulted Amount Payable on NASDAQ on the Notification Date; (c) the average market value on NASDAQ of the UTi Worldwide's Shares pending under the Defaulted Amount Payable during the calendar month immediately prior to the Notification Date; and (d) the highest closing market value of the UTi Worldwide's Shares pending under under the Defaulted Amount Payable on NASDAQ on any day as from Notification Date to the day on which the Sellers are paid in full by the Purchaser.

                        The joint option by the Sellers of any of the above-cited alternatives shall not prevent the Sellers from choosing any of the other alternatives, for as long as the payment chosen by the Sellers has not been made in full by the Purchaser. For that purpose, the Sellers' Representative will notify the Purchaser the Sellers' joint option and the Purchaser will have five (5) working days as from said notification to pay in accordance with the same.

                  (B) Likewise, the joint option by the Sellers between alternative under 2.3.(ii)c)(2).(A) and alternative under 2.3.(ii).c).(2).(B), shall not prevent the Sellers from subsequently jointly choosing (for the payment of the Defaulted Amount Payable) the other alternative by means of a written notification sent to the Purchaser, for as long as the Defaulted Amount Payable has not been paid in full by the Purchaser. For that purpose, the Sellers' Representative will notify the Purchaser the Sellers' joint option and the Purchaser will have five
                        (5) working days as from said notification to pay in accordance with the same.

                  (C) In addition to the above, for any part of the Defaulted Amount Payable which is to be paid in cash by the Purchaser in accordance to the present Clause 2.3.(ii), the Sellers will be automatically entitled to jointly claim from the Purchaser the payment of delay interest (hereinafter "DELAY INTEREST"). The Delay Interest shall accrue over the cash part of the Defaulted Amount Payable during the period going from the corresponding Payment Date to the day in which it is effectively paid to the Sellers' Representative by the Purchaser (hereinafter "DELAY PERIOD").

                        The nominal annual interest rate of the Delay Interest shall be 6 months EURIBOR plus 3% during the first month of the Delay Period, and shall increase 1% on an annual basis for each subsequent month of the Delay Period.

                  (D) The fulfilment by the Purchaser of its obligation deriving from the joint option by the Sellers of any of the alternatives mentioned under section (B) of this sub-Clause 2.3.(ii).c).(3) together with the payment of the corresponding Delay Interest, as applicable, shall prevent the Sellers from further claiming any damages against or requesting any other remedy from the Purchaser for reason of or in relation to the delay in the payment of the Amount Payable.

                  (E) In case of exchange of the shares of UTi Worldwide or any other modification or alteration of said shares due to any reason including, without limitation, merger, split-off, spin-off, share split, reorganisation or any other reason whatsoever, the Parties hereto shall immediately initiate negotiations in good faith in order to introduce, prior to the carrying out of such alterations, any changes to the foregoing calculation procedures, as are required in order to obtain the same economic effects for both Parties as envisaged above. Should the Parties fail to reach an agreement in the term of thirty (30) days from the beginning of the negotiations, the matter shall be submitted to arbitration as per Clause 12.2 below.

                  (F) All calculations of UTi Worldwide's Shares to be delivered to the Sellers yielding a fractional number shall be understood, for purposes of this clause, to be rounded upwards to the nearest whole integer.

2.4      DISTRIBUTION OF PAYMENTS AMONG THE SELLERS.

         Any payment to be made by the Purchaser to the Sellers hereunder will be delivered to the Sellers' Representative, who shall distribute the same among the Sellers in the following proportion:

SELLER                                                         %
Mr. Carlos Luis Escario Pascual                             [...***...]%
Mr. Jose Maria Escario Pascual                              [...***...]%
Mr. Mariano Arturo Escario Pascual                          [...***...]%
Mr. Juan Ignacio Escario Pascual                            [...***...]%

         Except otherwise provided for under the present Agreement, any amount to be paid by the Purchaser to the Sellers shall be paid by means of transfer (in funds immediately available to the Sellers) to the bank account, opened on behalf of the Sellers' Representative, as notified by the Sellers' Representative to the Purchaser from time to time.

2.5      INDEMNITY TO THE SELLERS.

         The Purchaser will indemnify the Sellers of any loss or damage suffered by them if, following the transfer to them of the UTi Worldwide's Shares they are, through events outside their control, unable to register them within a reasonable time.

3.       REPRESENTATIONS AND WARRANTIES.

3.1      REPRESENTATIONS AND WARRANTIES OF THE SELLERS.

         The Sellers hereby jointly and severally (solidariamente) represent and warrant (hereinafter "THE REPRESENTATIONS AND WARRANTIES OF THE SELLERS") to the Purchaser, with effect as of the date hereof, as follows:

3.1.1    Due Incorporation and Existence.

3.1.1.1 The Company and the Subsidiaries are validly and duly incorporated and existing under the laws of the respective jurisdictions and, if applicable, are duly registered, at the appropriate Commercial Registries according to the law applicable to each of them. The Company and all the Subsidiaries have the necessary legal capacity to own their respective assets and to carry out their activities and have been operating since their incorporation in accordance with the laws and regulations applicable to the same (including, without limitation, those related to anti-trust, personal data protection and corporate).

3.1.1.2 Neither the Company nor any of the Subsidiaries has been dissolved or liquidated; no resolution to dissolve or liquidate the same has been adopted and there is no action or request pending or, to the best of the Sellers' knowledge, threatened to accomplish such dissolution or liquidation.

Items indicated with "[...***...]" are subject to a Confidential Treatment
Request

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3.1.1.3  Neither the Company nor any of the Subsidiaries has been declared bankrupt and no action or request is pending or, to the best of the Sellers' knowledge, threatened to declare it bankrupt. Neither the Company nor any of the Subsidiaries has been granted or has filed for a provisional moratorium of payment ("suspension de pagos"). Neither the Company nor any of the Subsidiaries will incur in any liability nor suffer any loss as a result or in relation to the prior holding of [...***...], nor to the transfer of the same.

3.1.1.4 The Company and the Subsidiaries are governed by their respective By-laws which are registered with the corresponding Commercial Register or, otherwise, attached hereto as ANNEX (3.1.1.4); there are no other agreements, arrangements or understandings of any type governing the relationships among their respective shareholders or their organisation or business activities.

3.1.1.5 The Company's and all of the Subsidiaries' books of minutes have been duly legalised, contain complete, accurate and reliable records of the meetings and company resolutions of directors and shareholders since their incorporation until the date hereof, as well as other information due pursuant to applicable laws, and bear all appropriate signatures. None of the Company's and the Subsidiaries' corporate resolutions have been challenged or suspended by any Court and, to the best of the Sellers' knowledge, there is no ground for challenges against them in the future. All resolutions which have to be registered at a Commercial Registry and all other documents required to be delivered by law or regulation by or in respect of the Company and/or the Subsidiaries to the competent authorities have been duly registered and delivered, except for those referred to in ANNEX (3.1.1.5) hereto. Neither the Company nor any of the Subsidiaries has passed any corporate resolution since August 31, 2001 (save for those necessary for carrying out the transactions to which Recital V refers).

3.1.1.6 A complete and updated list of the persons to which the Company and/or any of the Subsidiaries has granted powers of attorney, whether general or special (including banking powers), which are in force as of the date hereof, is attached hereto as ANNEX (3.1.1.6).

3.1.2    Share Capital.

3.1.2.1 The total share capital of the Company and the Subsidiaries and their respective shareholders is that provided for in Recital IV of the present Agreement. All of the shares of the Company and the Subsidiaries have equal economic and voting rights, and are fully subscribed and paid-up.

3.1.2.2 The Sellers have absolute legal title to the Shares, having no obligation to transfer the Shares to a third party, or to create any claim, pledge, lien, charge or encumbrance, with respect to the Shares, having also absolute right, power and authority to sell, transfer and deliver the Shares and, indirectly, the shares of the Subsidiaries held by the Company.

3.1.2.3 The Shares and the shares issued by the Subsidiaries: (i) have been validly issued; (ii) are freely transferable, the formalities and requirements for their transfer provided for in the By-laws having been previously complied with; (iii) are not subject to any voting agreements or arrangements ("pactos de sindicacion"); and (iv) are free of encumbrances,

Items indicated with "[...***...]" are subject to a Confidential Treatment
Request

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         charges, options, claims, liens, pledges, burdens, attachments, third party's rights or any other type of "in rem" rights, or rights to purchase ("call") or to sell ("put").

3.1.2.4 No shares in the Company or in the Subsidiaries or preferential subscription rights, exchangeable or convertible debentures, warrants or any other type of security or instrument which may give rise, directly or indirectly, to the subscription or acquisition of shares in the Company or any of the Subsidiaries have been issued (different from those referred to in Clause (3.1.2.1.)) or are in the process of being issued.

3.1.2.5 Neither the Company nor any of the Subsidiaries has created and does not hold, directly or indirectly, shares or interest in any subsidiary or branch, different from the Subsidiaries.

3.1.3    Financial Statements.

3.1.3.1 The annual accounts (balance sheet, profit and loss account and annual report) of the Company and all of the Subsidiaries, corresponding to the fiscal year closed on December 31, 2000 and the financial statements (balance sheet and profit and loss account) as of September 30, 2001 and the management non-audited non-consolidated accounts as of December 31, 2001 (all such documents shall be jointly hereinafter referred to as the "DISCLOSED FINANCIAL STATEMENTS"), a copy of which is attached hereto as ANNEX (3.1.3.1), have been drawn up according to the Spanish applicable laws and regulations and generally accepted accounting principles in Spain consistently applied, have been audited in the cases so required by law applicable in the applicable jurisdiction, and accurately reflect a true and fair view of the economic and financial situation and the result of operations of the Company and the Subsidiaries at the date and during the period covered by such Disclosed Financial Statements,; the Disclosed Financial Statements do not contain any untrue statement of a material fact which would render them misleading; the Disclosed Financial Statements duly reflect all actions and transactions carried out, and contingencies, liabilities and obligations incurred, by the Company and the Subsidiaries in the period covered therein and up to their corresponding date; and the Disclosed Financial Statements contain all the provisions which are required to be made according to any applicable law or regulation and generally accepted accounting principles in Spain consistently applied.

         The Company's and all of the Subsidiaries' accounting duly legalised records precisely record all income and expense items, and all assets and liabilities in relation to the Company and each of the Subsidiaries, respectively, in accordance with accounting principles generally accepted in Spain. In particular, the Sellers represent that the value of the assets of the Company and the Subsidiaries as of Completion Date is neither less than (a) the book value of the assets reflected in the Disclosed Financial Statements as of December 31, 2001 nor than (b) the value taken into account by the Auditors (and the Expert in case of Dispute) in calculating the Net Worth of SLI Group as at the Completion Date.

         There are no outstanding commitments to make further investments whether in fixed assets or otherwise, including contributions and investments in respect of the Subsidiaries.

         The Sellers represent the existence and legitimacy of all loans and accounts receivables recorded by the Company and/or the Subsidiaries in the Disclosed Financial Statements and those accrued up to the date hereof as from the date of the Disclosed Financial Statements, net of any provision for bad or doubtful debts that may have been recorded at that date. All loans and accounts receivable reflected in the Disclosed Financial Statements as of December 31, 2001 and those accrued between that date and Completion Date have been or will be satisfied or recoverable in full in the ordinary course at the date they fall due in accordance with the usual terms of trading. It is understood that a loan or account receivable will be deemed to not have been collected in full at maturity when they are provisioned for, contested or protested.

3.1.3.2 The sales effected to clients, as from January 1, 2001 until the date hereof, are consistent with usual purchase volumes and they have not been artificially or extraordinarily promoted or increased by means of unusual (either for their quantity or for the nature of the same) bonuses, discounts or payment conditions. To the best of the Sellers' knowledge, there is no circumstance which can give rise or is likely to give rise to any claim for repayment of amounts paid to the Company and/or any of the Subsidiaries by any of their clients.

3.1.3.3 Except for the transactions referred to under the Recital V and those transactions referred to in ANNEX (3.1.3.3), as from December 31, 2001, the Company and all of the Subsidiaries have carried out their respective activities in an absolutely normal and ordinary fashion, following the ordinary course of business and the practices, policies and lines of action followed until that time, the Company and/or the Subsidiaries have not undergone any substantial adverse change or loss of any kind (including without limitation their financial or market position), and the Sellers have not omitted any relevant information to the Purchaser whatsoever (including distribution of dividends or granting of any other rights to shareholders, administrators or any other third party and extension or change of the conditions of any agreement).

3.1.3.4 The Company and each of the Subsidiaries, as appropriate, are the absolute legal owners, the registered owners (if applicable) and the sole possessors of the assets which are reflected on the asset side of the Disclosed Financial Statements, free from any mortgages, pledges, charges, encumbrances, liens, attachments or any other type of "in rem" rights, restrictions to transfer, or reservations of title ("reserva de dominio"), except for those referred to in ANNEX (3.1.3.4) and those of the Excluded Business which have been transferred to the Owner of the Excluded Business.

         All the assets used by the Company and all of the Subsidiaries are in adequate operational conditions and have been duly maintained and, if still under warranty, all conditions and requirements necessary to benefit from the warranties have been met.

3.1.3.5 The Company and all of the Subsidiaries have duly deposited their respective annual accounts and management reports for all the fiscal years lapsed since their incorporation until and including fiscal year 2000, included, with the applicable Commercial Registry, if so required by the law applicable in the corresponding jurisdiction.

3.1.3.6 The Company and all of the Subsidiaries keep all accounting books legally required; such books have been duly legalised and contain complete, accurate and reliable records of all credits, debits and other information due pursuant to applicable laws and generally accepted accounting principles in Spain.

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

3.1.3.7 Neither the Company nor any of the Subsidiaries has, at any time as from December 31, 2001, condoned or waived any debt, right or claim against any shareholder or any Associated Party.

         For the purposes of this Agreement, "ASSOCIATED PARTY" is defined as:
         (i) any of the Sellers; (ii) any relative of any of the foregoing up to the fourth degree, and (iii) any company which is controlled by any of the foregoing (as the term "control" is defined in Section 4 of Law 24/1988 of 28 July on the Securities Market).

3.1.3.8 The Sellers expressly represent and warrant that the assets and liabilities of SLI Group transferred to the Owner of the Excluded Business and which are reflected in the agreement attached as ANNEX (V) hereto and its exhibits thereto (hereinafter "THE EXCLUDED BUSINESS DETAILS") belong to the Excluded Business; in particular, they represent that the Excluded Business Details: (i) reflect all the assets and liabilities of the Excluded Business; (ii) do not reflect any asset used for the purpose of developing the other businesses of SLI Group; and (iii) do not omit any liability related to the Excluded Business and do not include any liability related to the remaining businesses of SLI Group.

         Further, the Sellers expressly represent and warrant that the transactions referred to in the Recital V above, have not had and will not have as a consequence any contingency, debt, claim, obligation, undertaking or damage of any kind for SLI Group.

3.1.4    Real Estate.

3.1.4.1 The Company and the corresponding Subsidiary are the absolute legal owners of the real estate identified in ANNEX (3.1.4.1) hereto (the "REAL ESTATES"), which are free from lessees, liens and encumbrances of any kind, except as indicated in the aforementioned Annex. The Company and the corresponding Subsidiary have good title thereto and all rights necessary to enjoy the Real Estates. The Company and the Subsidiaries are in possession of the title deeds and documents necessary to prove their respective title, and the absolute and clear ownership of the Real Estates by the Company or the corresponding Subsidiary is duly recorded at the Land Registry. The Sellers are not aware of any circumstances which would affect the Company's or the corresponding Subsidiary's title to the Real Estates, such as a compulsory purchase order or notification of potential expropriation and there are no circumstances likely to lead to any such circumstances to appear.

3.1.4.2 ANNEX (3.1.4.2) lists the buildings occupied by the Company and/or any of the Subsidiaries by virtue of lease agreements ("LEASED PREMISES"). With respect to these lease agreements, except for those matters expressly stated in said Appendix:

         (i)      There are no sub-leases.

         (ii) None of the parties concerned have failed to comply with the terms and conditions set out in the above-mentioned lease agreements and the respective lessors have never made any claim relating to the payment of rent by the Company or the corresponding Subsidiary or for any other failure to comply with the relevant agreement.

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

         (iii) There are no restrictions affecting the lease arrangement which impedes or restricts the use of the Leased Premises in the manner and circumstances that they are currently used or in which they are intended to be used.

         (iv) Even where the Company or the corresponding Subsidiary has modified or altered any of the Leased Premises with appropriate approval or authorisation, there is no obligation to return the Leased Premises to their original state at the end of the lease concerned.

         (v) Currently no negotiations or discussions are being held relating to any change in the amount of rent being paid.

3.1.4.3 The legal requirements concerning the use and condition of the Real Estates and the Leased Premises have been complied with, including those established in the applicable town planning regulations and the Real Estate and Leased Premises have the applicable building and opening licenses and, until the date hereof, to the best of the Sellers' knowledge, no circumstances should restrict the use of the above cited Real Estate in the same terms as they are currently being used.

3.1.4.4 The Real Estate and Leased Premises are in good state of repair and maintenance and are suitable to be used for the same purposes for which they have been used until the date hereof.

3.1.4.5 No right of access to the Real Estate and Leased Premises is shared with or subject to determination by a third party, save for those referred in ANNEX (3.1.4.1).

3.1.4.6 No actions, claim, proceeding, demand, dispute or liability (contingent or otherwise) in connection with the Real Estate and Leased Premises is outstanding or is any likely to be made or arise.

3.1.4.7 No Real Estate and no Leased Premises has been transferred as part of the Excluded Business.

3.1.5    Agreements.

3.1.5.1 ANNEX (3.1.5.1.) contains a list or copy of all agreements and obligations entered into by the Company and/or any of the Subsidiaries currently in force: (a) of an amount exceeding [...***...], or (b) of a duration exceeding 1 year, or (c) for which termination by any of the parties thereto requires the payment of a penalty exceeding [...***...] or advance notice exceeding six months. All contracts, agreements and understandings entered into by the Company and/or any of the Subsidiaries or by which the Company and/or any of the Subsidiaries has been or is bound (i) have been entered into on an arm's length basis;
         (ii) are respectively within the scope of the Company's or the corresponding Subsidiary's corporate purpose and ordinary business;
         (iii) are or have been valid, binding and

Items indicated with "[...***...]" are subject to a Confidential Treatment
Request

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         enforceable in accordance with their terms and in full force and effect; (iv) do not violate any applicable law or regulation; (v) are not of a loss making nature, that is, known to be likely to result in a loss on completion or performance; and (vi) contain termination provisions which are reasonable and customary for the type of transactions and activities to which they are related, however, such termination provisions do not grant the right of unilateral termination by any other party due to a change of control over the Company and/or any of the Subsidiaries nor does such change of control directly trigger termination of any such contract, agreement and understanding.

         Neither the Company nor any of the Subsidiaries is (and no other party thereto is) in breach of any of their respective obligations under any of the aforesaid contracts, agreements and understandings.

3.1.5.2 Neither the Company nor any of the Subsidiaries has sold or otherwise disposed of, since the date of its respective incorporation, any shares, or other assets or rights except in the ordinary course of business in circumstances from which any liability (whether contingent or otherwise) may arise by virtue of any obligation, representation, warranty or indemnity in connection with such sale or disposal.

3.1.5.3 Neither the Company nor any of the Subsidiaries does currently have nor will it have in the future any liability arising from past relationships with any Associated Party..

3.1.5.4 Neither the Company nor any of the Subsidiaries has entered into any agency or distribution agreements different from those referred to in ANNEX (3.1.5.1). To the best of the Sellers' knowledge, no current or former agent or distributor is entitled to any kind of indemnity or severance payments.

3.1.5.5 The Sellers expressly represent that the agreement of intent (acuerdo de intenciones) signed by [...***...] and attached hereto as ANNEX (3.1.5.5), will be terminated by the Sellers and [...***...] for the purpose of releasing the Company and/or any other company of the SLI Group from the obligations assumed therein at no cost for SLI Group.

3.1.6    Taxes.

3.1.6.1 The Company and all of the Subsidiaries have complied, and are current and up-to-date, with the required taxes, tax withholdings (including, but not limited to, tax withholdings on any remuneration paid to any persons respectively rendering services to the same), payments, declarations, returns, filings, information disclosures, formalities or any other obligations established in any applicable law or regulation as well as any other fees, duties, including customs duties or special contributions, or payments to any governmental, regional or local authority or agency or to any third party as may be required to conduct their business.

3.1.6.2 Neither the Company nor any of the Subsidiaries has any tax liabilities (whether actual, contingent or deferred) other than those provided for in the Disclosed Financial

Items indicated with "[...***...]" are subject to a Confidential Treatment
Request

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         Statements and except for the outcome of the proceedings mentioned in
         ANNEX (3.1.6.2.).

3.1.6.3 Neither the Company nor any of the Subsidiaries has carried out, co-operated in or induced any third party to commit acts or omissions which constitute an offence, infringement or breach of tax laws.

3.1.6.4 The Company and all of the Subsidiaries have sufficient records relating to past events, including any elections made, to calculate the tax liability or relief which would arise on any disposal or on the realisation of any asset respectively owned by the Company and/or any of the Subsidiaries.

3.1.6.5 At the date of this Agreement, except for the proceeding referred to in Annex (3.1.6.2), no event has occurred which may have interrupted, according to Spanish legal provisions or other applicable legislation, the statute of limitation of any of the fiscal years 1997, 1998, 1999 and 2000, with regard to any of the taxes which the Company and/or any of the Subsidiaries is subject to.

3.1.6.7 Except for the tax audit referred to in Annex (3.1.6.2), neither the Company nor any of the Subsidiaries has suffered a tax inspection audit.

3.1.6.8 Notwithstanding the exceptions regarding Annex (3.1.6.2) made in the present sub-Clause 3.1.6, the Sellers will be liable (in accordance with Clause 4 below) vis-a-vis the Purchaser for the outcome of the proceedings mentioned in said Annex.

3.1.6.9 Notwithstanding anything of the foregoing, the Sellers expressly represent that no tax contingency, liability or any kind of damage will arise for SLI Group and/or for the Purchaser as a consequence of or in relation to: (i) the sale by the Company of shares number [...***...] to [...***...] of SERVICIOS LOGISTICOS INTEGRADOS SLI, S.A. to Mr. Jose Maria and Mr. Carlos Escario Pascual by virtue of the public deed granted on January 23, 2002 and/or (ii) the granting of an option and usufruct by Mr. Jose Maria and Mr. Carlos Escario Pascual in favour of the Company over said shares, by virtue of the public deed granted on January 25, 2002, before the Public Notary of Madrid, Mr. Rafael Bonardell Lenzano, with number 228 of his public record, which settlement from Stamp Duty (i.e. liquidacion del Impuesto sobre Transmisiones Patrimoniales y Actos Juridicos Documentados) is attached hereto as ANNEX (3.1.6.9).

3.1.7    Labour and Social Security.

3.1.7.1  Labour:

         (i) Attached as ANNEX (3.1.7.1.i)) is a list of all the employees on the payroll of the Company and all of the Subsidiaries and a detailed breakdown showing their seniority, employment term, occupational category and remuneration.

                  For the purposes of this Agreement, "remuneration" will include the salary; extra payments; bonuses; premiums; incentives; stock options; profit sharing

Items indicated with "[...***...]" are subject to a Confidential Treatment
Request

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                  arrangements; travel, accident, disability, life or medical insurance; formal or informal pension plans; company cars; loans; luncheon vouchers; or any other type of labour condition or compensation (whether in cash or in kind, whether formal or informal) received by any employee, executive, officer or director of the Company and all of the Subsidiaries.

         (ii) The Company and all of the Subsidiaries have complied with the laws and regulations governing employment relations including any applicable Collective Bargaining Agreements, and are up-to-date in the payment of all remuneration due to their respective employees. The employment contracts entered into by the Company and all of the Subsidiaries with their respective employees reflect the actual works and other circumstances carried out by the Company's and the respective Subsidiary's employees, and there is not any circumstance, either legal or otherwise, under which said employment contracts should be modified, extended or transformed without the Company's or the respective Subsidiary's consent.

                  The employment relationships between the Company and all of the Subsidiaries and their respective employees are subject to the Collective Bargaining Agreements set out in ANNEX (3.1.7.1.ii), which have and will continue to be complied with in full, and no other collective agreement affects these employment relationships. No private company agreements are being negotiated which affect or could affect the Company's and/or any of the Subsidiaries' employees.

         (iii) Neither the Company nor any of the Subsidiaries has entered into top executive employment contracts ("contratos de alta direccion") as regulated in Royal Decree 1382/1985, of August 1, except for that contained in ANNEX (3.1.7.1.iii).

         (iv) No current or former employee, executive, officer or director of the Company and/or any of the Subsidiaries is entitled to any kind of termination indemnity or severance payment exceeding that established as a minimum by any applicable law, regulation or the aforementioned Collective Bargaining Agreement.

         (vi) Neither the Company nor any of the Subsidiaries has had any collective dispute regarding their employees in the last three
                  (3) years. Neither the Company nor any of the Subsidiaries are involved, nor have they given notice to any of their employees of any redundancies, whether individual or collective. The Sellers are not aware of any circumstances which are likely to give rise to any collective dispute or which could make a collective redundancy procedure to be necessary or convenient.

         (vii) Neither the Company nor any of the Subsidiaries has undergone any employment inspection over the past five (5) years and they are currently not undergoing any such inspection.

         (viii) There is no loan, advance payment, guarantee or financing of any type granted by the Company or any of the Subsidiaries to any past or current employee, executive or director or any of their relatives up to the fourth degree of consanguinity or affinity, which is currently pending payment or execution.

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

         (ix) None of the service agreements entered into by the Company and/or any of the Subsidiaries, whether or not currently in force, could be deemed to constitute an employment relationship with the Company and/or the corresponding Subsidiary. However, this representation is not made in respect of the truck drivers ("autonomos") rendering transport services to the Company and/or any of the Subsidiaries, in respect of which the Sellers will not assume any liability under this Agreement.

         (x) The employees identified in ANNEX (3.1.7.1.x) are exclusively related to the Excluded Business and have been duly transferred to the Excluded Business. None of the employees identified in Annex (3.1.7.1.i) should have been transferred to the Excluded Business.

3.1.7.2  Social Security:

         (i) Until the date hereof, the Company and all of the Subsidiaries have complied with the laws and regulations governing Social Security ("Seguridad Social") and have made the required withholdings, payments, filings and information disclosures.

         (ii) There are no obligations to pay any medical insurance, any pension premiums to any pension funds or other similar schemes, covering the current or former employees, officers, directors or shareholders of the Company and the Subsidiaries, except as shown in ANNEX (3.1.7.1.i) attached hereto.

         (iii) Neither the Company nor any of the Subsidiaries is bound to any commitment towards current or former employees, officers, directors or shareholders to pay any complementary amount to the subsidies provided by the Social Security system in the event of any type of employees' disability.

3.1.8    Intellectual and Industrial Property.

3.1.8.1 All intellectual and industrial property rights including, but not limited to, patents, inventions, designs, industrial designs, copyrights, authors' rights, databases, trademarks, computer programs, brand names, company signs, internet domains, know-how and any other right contained in Legislative Royal Decree 1/1996, of 12 April, and all confidential information and rights with a similar or analogous content which could exist world-wide, whether registered or not, and all applications made in this respect used in the business of the Company and/or any of the Subsidiaries ("Intellectual or Industrial Property"):

         (i) are the property of the Company or the respective Subsidiary, or have been validly licensed to the Company or the corresponding Subsidiary in accordance to the agreements attached hereto as ANNEX (3.1.8.1.i);

         (ii)     are valid and may be exercised;

         (iii) to the Sellers' best knowledge, are not being violated or attacked by any person and there is no opposition to them;

         (iv) are not licensed to any other person and no authorisation has been granted in this respect;

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

         (v) ANNEX (3.1.8.v) contains a list of rights which have been registered with the Spanish Patent and Trademark Office or similar organisation abroad, when registration was requested and if there is an exclusive right to use such items; and

         (vi) there are no claims or applications outstanding which could affect the veracity and accuracy of the above in the event of being granted or denied.

3.1.8.2 The procedures employed and products and services commercialised by the Company and/or the Subsidiaries do not require the use, appropriation or violation of the intellectual or industrial property rights of third parties which are not held by the Company and/or the corresponding Subsidiary.

3.1.8.3 Neither the Sellers, nor the Company, nor any of the Subsidiaries have failed to comply with their confidentiality obligations and no third party may make any claim as a result of owning or using any intellectual or industrial right and, neither the acquisition of the Shares or the disclosure to the Purchaser of this confidential information will give rise to the failure to maintain confidentiality which could be the subject of a claim by third parties against the Sellers, the Company or any of the Subsidiaries.

3.1.8.4 Neither the Company nor any of the Subsidiaries has violated, and does not violate, any use authorisation and does not unlawfully appropriate any patent, trademark, brand name, copyright, exclusive know-how, commercial secret or any other intellectual or industrial property right which pertains or is owned by any individual or company and neither the Sellers, nor the Company, nor any of the Subsidiaries have any knowledge of the existence of any pending lawsuits or any threat to file any lawsuit against any of them by third parties as a result of any alleged violation of these rights.

3.1.9    Business Continuity.

         The personal property used by the Company and/or any of the Subsidiaries in the ordinary course of the Acquired Business, including "inter alia", machinery, tools, data processing equipment, computer programs, furniture and other tangible personal property, as well as the material components of any type used by the Company and/or any of the Subsidiaries have been sufficient for carrying out their respective business activities until the date hereof.

3.1.10   Insurance.

         Attached as ANNEX (3.1.10) is a list of all the insurance policies in force taken by the Company and each of the Subsidiaries. Said insurance policies are sufficient to duly insure all of the Company's and each of the Subsidiaries' activities, assets and risks affecting their respective business in accordance with habitual practice in the sector and currently all premiums have been paid as agreed.

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         All the obligations arising from said insurance policies including, but not limited to, disclosure obligations, have been complied with.

3.1.11   Quality and normalisation.

         The machinery, assets and procedures used by the Company and each of the Subsidiaries comply with the standards of quality and health generally accepted in the relevant industry, and have obtained the legally required official approvals.

3.1.12   Subsidies.

         No subsidies have been granted in favour of the Company and/or the Subsidiaries.

3.1.13   Administrative and Environmental Matters.

3.1.13.1 The Company and the Subsidiaries have not been and may not be held liable under, and comply and have complied with, the administrative and environmental laws and regulations applicable to their business, assets and activities (whether of a local, Autonomous Region, State nature, as well as International Treaties to which Spain is a party and European Region or any other kind).

         The Sellers expressly represent that there are no sanctions proceedings initiated or, to the best of their knowledge, pending due to a potential environmental infringement.

3.1.13.2 There exist no soils or underground water polluted by the Company or any of the Subsidiaries, their respective business, assets or activities.

3.14     United States Foreign Corrupt Practices Act and other matters.

         Neither the Sellers nor any of the companies within SLI Group, and none of their respective directors, employees or representatives, as applicable,

         (a) have taken any action which is or could be deemed to be a violation of the Foreign Corrupt Practices Act in respect of the Company and/or the Subsidiaries on the assumption that it applied to the Company and/or the Subsidiaries,

         (b) are aware of any action or conduct which could be deemed to be a violation of the Foreign Corrupt Practices Act in respect of the Company and/or the Subsidiaries on the said assumption and

         (c) have received, offered, given, paid, authorized the payment of, or promised, directly or indirectly, any asset, money, gift or other thing of value (whether of the Company, any of the Subsidiaries or otherwise) to any person, including but not limited to any foreign official, for the purpose of unlawfully obtaining or granting any advantage (whether of a business nature or not) to any person, which could affect the Company and/or any of the Subsidiaries in any way.

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3.1.15   Litigation.

         Except for that reflected in ANNEX (3.1.15), there is no litigation, nor any disputes, administrative proceedings, arbitration, written charges or written complaints, current or pending or, to the best of the Sellers' knowledge, threatened, which may adversely affect or involve the Company and/or any of the Subsidiaries. Neither the Company nor any of the Subsidiaries is in default in the compliance of any judicial, administrative or arbitration judgement and is not undergoing an inspection or investigation of any kind by any authority (except for those mentioned in the present Agreement or in any Annex hereto).

3.1.16   Licenses and permits.

         The Company and all of the Subsidiaries have obtained and hold the licences, permits, approvals and authorisations which are required regarding their respective business activities as they are currently carried out, and their assets. Such licenses, permits, approvals and authorisations are in full force and effect, have not been cancelled, revoked, suspended or changed in any way, have not been assigned, transferred, or granted to third parties, and are not subject to any condition, restriction or any other limitation and, to the best of the Sellers' knowledge, there is no reason to believe (including without limitation the execution and completion of this Agreement) that they might be suspended, cancelled, revoked, changed or not renewed.

3.1.17   No Conflict.

         The execution and performance of this Agreement and all other documents to be executed or performed hereunder: (i) will not require any consent, approval or notice to or from any of the Sellers, the Company or any of the Subsidiaries (save for those already obtained and established in the Company's or in the Subsidiaries' By-laws), and (ii) will not conflict with, result in the breach, termination or, to the best of the Sellers' knowledge, not renewal of, or constitute a default under, any contract, agreement, obligation, resolution or other instrument to which the Sellers, the Company or either one of the Subsidiaries are a party or by which the Sellers, the Company or any of the Subsidiaries are bound or affected (including, without limitation, those related to the military business of SLI Group).

         Without limitation of the foregoing, the Sellers expressly represent that they have not been informed that, nor are they aware of any circumstance which could lead them to suspect that any of the agreements entered into by the Company and/or any of the Subsidiaries in relation to the military business will be terminated.

3.2      REPRESENTATIONS AND WARRANTIES OF THE PURCHASER.

         The Purchaser represents and warrants to the Sellers as follows (the "REPRESENTATIONS AND WARRANTIES OF THE PURCHASER"):

         (i) The Purchaser is a corporation duly incorporated and validly existing under the Spanish law, not yet recorded at the Commercial Registry and UTi Worldwide is a corporation duly incorporated and validly existing under the laws of British Virgin Islands and recorded at the Commercial Registry of British Virgin Islands with number 141257. Both of them are in good standing, and have the required legal capacity for entering into this Agreement and for performing the terms and conditions hereof, without breaching their respective By-laws, any applicable legal provisions or any agreement or contract to which it is a party.

         (ii) This Agreement is duly executed by the Purchaser and UTi Worldwide and constitutes a valid and binding agreement for both the Purchaser and UTi Worldwide, enforceable against the Purchaser and UTi Worldwide in accordance with its terms.

         (iii) All the UTi Worldwide Shares currently are of the same class and serie and are equal in voting and economical rights and obligations.

         (iv) The Purchaser and UTi Worldwide have the necessary capacity and have and/or will carry out any and all actions that may be necessary to ensure the transfer in favour of the Sellers of the property over the UTi Worldwide's Shares during the validity of this Agreement in order to be able to pay to the Sellers, from time to time, the Amount Payable when it becomes due and payable according to the provisions established herein. Likewise, the Purchaser and UTi Worldwide represent and warrant that there are currently no legal, corporate or of any other nature impediments (and there are no reasons to believe that such impediments could appear in the future) that could prevent the Sellers from receiving the UTi Worldwide Shares that could correspond to them according to the provisions of this Agreement, even if such transfer in favour of the Sellers would have to be made on the date hereof.

         (v) The Purchaser declares that, as far as it is aware, UTi Worldwide complies with the United States Securities regulations and, specifically with the public information obligations, so that an orderly diligent businessman could rely on such publicly available information in order to make a proper judgement on the UTi Worldwide's Shares for purposes of accepting them as payment of the Amount Payable.

         The Purchaser shall hold the Sellers' fully indemnified and harmless in respect of any damages and losses suffered as a result of the breach by the Purchaser of any of the Representations and Warranties of the Purchaser.

3.3      NO MATERIAL INFORMATION UNDISCLOSED.

         The Representations and Warranties of the Sellers contained in the present Agreement and its Annexes, as well as all of the documents provided to the Purchaser by the Sellers and/or the Company, their employees and advisors with respect to the present Agreement and its Annexes are true and accurate. None of the Representations and Warranties of the Sellers in the present Agreement and its Annexes hide or omit any significant fact or information whatsoever, or any whose importance could be reasonably considered as necessary for a third party to have an adequate knowledge of the Company and all of the Subsidiaries.

3.4      NO EXCEPTIONS.

         The Representations and Warranties of the Sellers contained herein are not subject to any exception, save those expressly stated above and/or expressly stated by the Sellers in this Agreement, and will not be affected by any examination made by, for or on behalf of the Purchaser (including the due diligence referred to under Recital IX above), the knowledge of the Purchaser and of any of the Purchaser's respective officers, directors, stockholders, employees, advisors or agents, or the acceptance by the Purchaser of any certificate or opinion from the Sellers, their respective officers, directors, stockholders, employees, advisors or agents, except as otherwise provided in this agreement and/or its annexes.

3.5      ANNEXES.

         Each and all the exceptions to the Representations and Warranties of the Sellers pursuant to Clause 3.1 above are deemed to have been made as of the date hereof, regardless of the specific dates stated in each of the Annexes attached hereto containing such exceptions.

4.       LIABILITY.

4.1      DAMAGES AND LOSSES.

         The Sellers hereby jointly and severally undertake to hold the Purchaser fully indemnified and harmless in respect of any damages and losses suffered as a result of the inaccuracy, incompleteness or breach of any Representation and Warranty of the Sellers contained herein or breach of any obligation assumed herein (save for those obligations that are undertaken individually by any of the Sellers such as, for instance, confidentiality or non compete, among others), including reimbursement of all professional fees (including reasonable lawyers' fees), expenses incurred as a result thereof and the interests over said damages and losses suffered until the full indemnification of the same at a nominal annual interest rate of 6 months EURIBOR plus 1.5%, which originates prior to the date of the present Agreement or which, if arising after this date, is due to a circumstance occurring prior to this date (the "DAMAGES"). For the purpose of establishing the Damages, any award or determination should be made with a view to placing the Purchaser in the position it would have been in if the inaccuracy, incompleteness or breach had not existed. In relation to the aforementioned interests to be accrued over damages and losses and to be paid by the Sellers to the Purchaser, the Parties expressly agree that they will accrue (i) as from Completion Date, regarding Damages arising from the lower value of any of the Company's or any of the Subsidiaries' assets, as well as the amount of any fictitious or non-existent asset, and (ii) as from the date on which the corresponding Notice is sent to the Sellers, for Damages arising from any other circumstance.

         In particular, and without limitation to the generality of the foregoing, the following would be considered Damages, given the circumstances established in the preceding paragraph and provided always that such Damages refer to circumstances occurring prior to the date hereof:

         a) Any charge or tax levied against the Company or any of the Subsidiaries, their respective businesses or properties for which no provision has been made in the Disclosed Financial Statements, if legally required.

         b) Any Social Security obligation relating to the Company or any of the Subsidiaries, their respective businesses or properties for which no provision has been made in the Disclosed Financial Statements, if legally required.

                  In the event any tax or Social Security claim being lodged, the Sellers shall reimburse the Purchaser for the principal, surcharges, interest, fines and court or out-of-court expenses incurred during negotiations, in particular, with the tax or Social Security authorities or for any opposition or defence processes in courts.

         c) All debts and liabilities of the Company and/or of any of the Subsidiaries which have not been revealed or for which no provision has been made in the Disclosed Financial Statements, if legally required..

         d) The amount of any loan and/or account receivable mentioned in Clause 3.1.3.1 above which is not collected in accordance with said Clause.

         e) The lower value of any of the Company's or any of the Subsidiaries' assets which are not recorded in the accounts in accordance with accounting principles generally accepted in Spain, as well as the amount of any fictitious or non-existent asset.

         Notwithstanding the foregoing, should the Purchaser be fully indemnified by the Sellers, including, if applicable, through the provision of an adequate bank guarantee, for the Damages arising from a Contingency (as defined below) which had been taken into account as losses or expenses of SLI Group for the purposes of calculating the Earnings After Taxes for any of the Second to the Fifth Tranches, the amount accounted as losses and expenses shall be added up again for the purpose of calculating the Earnings After Taxes of the Accounting Year in which the Purchaser has been indemnified.

         The full payment by the Sellers to the Purchaser of the Damages suffered as a result of any inaccuracy, incompleteness or breach of any Representation and Warranty of the Sellers, shall prevent the Purchaser from requesting any other remedy from the Sellers for reason of said inaccuracy, incompleteness or breach.

4.2      STATUTE OF LIMITATIONS.

         As a general rule, the Sellers shall be liable vis-a-vis the Purchaser for a term of [...***...] from the date hereof with regard to the untruthfulness, inaccuracy or incompleteness of any Representation and Warranty of the Sellers. As an exception, the Sellers' liability with regard to taxes, labour, social security, environmental and administrative matters shall expire when the respective statute of limitations expires. The Sellers expressly waive the lapsing periods envisaged in Article 1490 of the Spanish Civil Code and Articles 336 and 342 of the Spanish Code of Commerce.

         Upon the expiration of the respective statute of limitations, the Sellers' indemnity obligation will continue in full force and effect with regard to any Contingency (as defined under Clause 5.1 below) which has been the subject of a Notice (as defined under Clause 5.1 below) within the term of the respective statute of limitations.

4.3      SELLERS' LIABILITY AMOUNT LIMITATIONS.

         The Parties agree the following thresholds and limitations to the Sellers' liability for Damages:

         (i) The Purchaser shall not be entitled to be indemnified by the Sellers for:

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

                  (a) any claim for Damages of an amount less than [...***...] Euro. For this purpose, all claims related to or arising from one same or substantially the same event, circumstance, act or omission (or a series of or related events, circumstances, acts or omissions) shall be deemed to constitute just one claim.

                  (b) unless and until the aggregate Damages claimed (without taking into account the claims under the threshold referred to under (a) above) exceeds [...***...] Euro; once the amount of Damages claimed exceeds the aforementioned threshold, the Parties expressly agree that the Sellers shall be liable in front of the Purchaser of all the Damages claimed up to that moment, from the first Euro.

         (ii) The maximum liability assumed by the Sellers for Damages amounts to the Total Purchase Price received and to be received during the validity of the present Agreement.

Items indicated with "[...***...]" are subject to a Confidential Treatment
Request

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

4.4      SELLERS' LIABILITY IN RESPECT OF THE EXCLUDED BUSINESS.

         The Parties expressly agree that should the Purchaser or any of the companies of the SLI Group receive any claim under the agreement attached hereto as Annex (V) or in any way related to the Excluded Business, the Purchaser will notify that claim to the Sellers and the Sellers will have to immediately and fully indemnify the Purchaser (in accordance to Clause 4.1) of all the Damages arising from that claim. In that case, Clauses 4.2, 4.3 and 5 will not be applicable and, thus, the Sellers' liability to indemnify such Damages will have no limitation (of a time, amount or any other nature) and the Sellers will not be entitled to object, defend or reject any such claim in any way.

5.       CLAIMS' PROCEDURE.

5.1      NOTICE.

         The Purchaser will notify to the Sellers any fact, act, circumstance or third party claim which gives or may give rise to liability hereunder as a result of the untruthfulness, inaccuracy, incompleteness or breach of a Representation and Warranty or any covenant or obligation hereunder (a "CONTINGENCY"). The Contingency will be notified in writing to the Sellers' Representative, pursuant to Clause 11.2 below (the "NOTICE") as soon as possible after the Purchaser becomes aware of the same, and, in any case, in the maximum term of thirty (30) calendar days from the moment when the Purchaser became effectively aware of the Contingency, without prejudice of that established for under Clause
         5.2. The Notice will include a reasonably detailed explanation of the facts and, if possible, an estimate of the amount claimed from the Sellers (the "CLAIMED AMOUNT"). Once the aforementioned period of thirty (30) calendar days (or, if applicable, in respect of third party claims, the period established in section 5.2 below for the Notice to be given by the Purchaser) has elapsed, the Purchaser shall automatically lose its right to claim for Damages in respect of the corresponding Contingency.

         Within thirty (30) calendar days of the receipt of the Notice or, in case of a Third Party Claim (as defined below) within the term indicated in Clause 5.2 below, the Purchaser and the Sellers will negotiate in good faith in order to reach an agreement with regard to
         (i) the existence of the Contingency, and (ii) the amount to be paid to the Purchaser in order to keep it harmless. Within the aforementioned thirty (30) calendar day period, the Sellers will jointly reply in writing to the Purchaser, through the Sellers' Representative, whether:

         (i)      They fully accept the Contingency and the Claimed Amount; or

         (ii) They accept the Contingency and/or the Claimed Amount only in part;

         (iii) They do not have enough information to be in a position as to neither accept nor reject the Contingency and/or the Claimed Amount; or,

         (iv)     They reject the Contingency, and thus the full Claimed Amount.

         If the Sellers' Representative do not reply to the Purchaser in writing within the above-mentioned thirty (30) calendar day period, the Sellers will be deemed to have delivered the reply referred to under (iii) above.

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

         In cases (i) and (ii) above, the Sellers will pay the Claimed Amount (or the accepted part thereof) within thirty (30) business days from the date of the Sellers' Representative reply to the Notice.

         In cases (ii) (in respect of the non-accepted part of the Claimed Amount), (iii) and (iv) above, the decision as to whether or not the Claimed Amount shall be borne by the Sellers, shall be submitted to arbitration pursuant to Clause 12.2 below, in case the Purchaser and the Sellers fail to reach an agreement in this respect within a further period of ten (10) days.

         Should the Sellers pay to the Company the Claimed Amount and, afterwards, there results (in a definitive way) that there was no Damage (as defined hereunder) arising from the circumstance referred to in said Notice, the Company shall return to the Sellers the aforementioned Claimed Amount received from them.

5.2      THIRD PARTY CLAIMS.

         In the event that the Contingency is a claim raised by a third party against the Purchaser, the Company and/or any of the Subsidiaries (a "THIRD PARTY CLAIM") the following rules shall apply:

         (i) In case the law requires that defence against the Third Party Claim be submitted before the expiration of a term, the Notice shall be sent to the Sellers' Representative within the maximum period of thirty (30) calendar days from the moment when the Purchaser became aware of the Third Party Claim and, in any case, within the first half of said legal term and, in any case, the Sellers shall not be held liable for any Contingencies arising therefrom should the Notice have been sent to the Sellers' Representative after the expiration of the first half of said term.

         (ii) The Sellers will jointly reply to the Purchaser's Notice, through the Sellers' Representative, pursuant to Clause 11.2. below, in the maximum term of fifteen (15) calendar days starting on the date after receipt of the Notice and, in any case, with sufficient time in advance to enable the preparation of an answer to the claim, any of the possible replies referred to under (i), (ii), (iii) or (iv) of Clause
                  5.1. above.

         (iii) If and when the Sellers accept the Contingency and the Claimed Amount in full (i.e. if their reply is that established under (i) of Clause 5.1 above), they will be jointly entitled to direct the legal defence against the Third Party Claim until a final judgement or decision is rendered or a settlement is reached; and, the Purchaser undertakes to provide them with the information, documentation and cooperation of the Company and/or its Subsidiaries that are reasonably necessary, including the granting of powers of attorney in favour of the advisors jointly designated by the Sellers. In such case, all fees and expenses will be borne by the Sellers, including the obligation to place bonds or provide guarantees in any judicial, administrative or arbitration proceedings. The attorney will be instructed to provide both the Purchaser and the Sellers with copies of all correspondence and any other legal documents and information in relation to the claim during the course of the proceedings. The Sellers shall keep the Purchaser punctually informed of all the acts and documents of the proceedings, giving notice to the Purchaser, in particular, of the summons and the pleadings to be filed on behalf of the Purchaser, the Company and/or its Subsidiaries in reasonable advance. The Purchaser, the

                  Company and its Subsidiaries shall have the right to attend the proceedings to be carried out vis-a-vis third parties, as well as to review in advance the pleadings that are going to be filed on its behalf.

         (iv) If the Sellers' reply is either of those provided for under section (ii) or (iii) of Clause 5.1 above, the Sellers will be jointly entitled to direct the legal defence against the Third Party Claim in accordance with section (iii) of this sub-Clause 5.2, provided that said direction is expressly requested in the Sellers' Representative reply and section
                  (iii) will apply, except that, in this case, the Sellers: (a) will not be allowed to settle the Third Party claim without the Purchaser's prior and written express consent (which shall not be unreasonably withheld), and (b) shall consider the comments/suggestions of the Purchaser regarding the pleadings or writs that are going to be filed by the Seller and, as long as reasonably possible, include said comments/suggestions in the pleadings and writs. In case the Sellers are not found liable of the Third Party Claim and the Third Party Claim is fully won against the corresponding third party by the Company and/or the Subsidiary, the Sellers will be entitled to claim from the Company and/or the Subsidiaries, as applicable, the reimbursement of any reasonable and justified cost, reasonable fees and expenses incurred for the direction of the legal defence of said Third Party Claim; in any other case, the Sellers will bear all the costs incurred for the direction of the legal defence of said Third Party Claim and will not be entitled to claim any reimbursement from the Purchaser, the Company and/or the Subsidiaries.

                  Nevertheless, should the Purchaser deem, at any moment:

         * that the Third Party Claim, despite of having been notified to the Sellers, is not under the Sellers' liability, the Purchaser (and not the Sellers) would be entitled to immediately recover the exclusive direction of the legal defence against the Third Party Claim and the Sellers shall be obliged to deliver to the Purchaser all the documents related thereto and do anything necessary for the purpose of changing the legal direction of said Third Party Claim. The Company shall reimburse the Sellers any reasonable and justified costs, reasonable fees and expenses incurred for the direction of the legal defence of said Third Party Claim up to that moment and the Purchaser shall acknowledge that the Sellers are not at all liable for such Third Party Claim and expressly waive its right to claim against them for any such reasons. For anything else (including, the legal direction, settlement, knowledge or information) it would be as if the Third Party Claim would have never been notified to the Sellers. Thus, the Sellers will have no rights in relation to the Third Party Claim.

         * that the direction of the legal defence by the Sellers in this case could reasonably adversely affect the interests of the Company and/or of any of the Subsidiaries, the Purchaser (and not the Sellers), acting reasonably and following previous consultation with the Sellers, would be entitled to direct the legal defence against the Third Party Claim but: (a) the Purchaser will not be entitled to settle the Third Party Claim without consulting with the Sellers' Representative, and (b) the Purchaser shall consider the comments/suggestions of the Sellers regarding the pleadings or writs that are going to be filed by the Purchaser and, as long as reasonably possible, include said comments/suggestions in the pleadings or writs.

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

         (v) If the Sellers' Representative's reply is that referred to under (iv) of Clause 5.1 above or, either one of those referred to under sections (ii) or (iii) of Clause 5.1 but without expressly requesting the direction of the legal defence for the Sellers or if the Sellers' Representative does not reply within the term established for that purpose under section (ii) of the present Clause 5.2, the Purchaser may, at its discretion and without incurring any liability towards the Sellers, direct and control the legal defence. In particular, the Purchaser will be entitled to settle the claim without the Sellers' consent.

         (vi) In the cases referred to under (iv) (in case the Purchaser directs the legal defence pursuant thereto) and (v) above, the Purchaser shall keep the Sellers punctually informed of all the acts and documents of the proceedings, giving notice to the Sellers' Representative, in particular, of the summons and the pleadings to be filed on behalf of the Purchaser, the Company and/or its Subsidiaries in reasonable advance. The Sellers shall have the right to attend the proceedings to be carried out vis-a-vis third parties, as well as to review in advance the pleadings that are going to be filed. The attorney will be instructed to provide both the Purchaser and the Sellers with copies of all correspondence and any other legal documents and information in relation to the claim during the course of the proceedings.

6.       PERMANENCE. NON-COMPETE. CONFIDENTIALITY. SALE AND CHANGE OF CONTROL.

6.1.     PERMANENCE.

         For the purpose of the present Clause 6.1, the Company shall be understood to be replaced by the Purchaser and/or any other company or entity, in case the Company is merged into the Purchaser and/or any other company or entity.

6.1.1 The Parties recognise their mutual interest in Mr. Jose Maria Escario Pascual and Mr. Carlos Escario Pascual (hereinafter the "MANAGERS") to be the chief executive officers of the Company and its Subsidiaries with all the necessary faculties to such effect (and only subordinated to the Board), and to direct the day to day management of the Company and the Subsidiaries for at least the period going from Completion Date to the Payment Date of the Fifth Tranche (hereinafter the "PERMANENCE PERIOD"). The Purchaser expressly undertakes to maintain the Managers as Board members and top executive managers of the day-to day management of the Company and the Subsidiaries during the Permanence Period. The Managers expressly undertake to remain as such Board members and top executive managers for the Permanence Period, subject to the terms of this Agreement. The Purchaser declares that the Board of Directors of the Company will initially consist of 6 members and that such Board of Directors will initially include Mr. Peter Thorrington and Mr. John Hextall as Board members. However, the Purchaser may change the number of the members of the Board of Directors and, subject to the present Clause 6.1, the Directors to be appointed as such at any moment.

         The Parties expressly acknowledge that the permanence and direct involvement of Messrs. Carlos and Jose Maria Escario Pascual in the ordinary management of the SLI Group pursuant to the present Clause 6.1 is an essential reason for them to enter into this Agreement in the terms contained herein; notwithstanding the above, the only consequences of the breaching by the Purchaser of the present Clause
         6.1 are those

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         expressly referred to herein and in no case will give the Sellers the right to resolve or terminate this Agreement.

6.1.2 For the above-mentioned purpose, the Purchaser will appoint, immediately after the execution of the present Agreement or as soon as possible thereafter: (i) both Managers as Joint and Several Managing Directors (Consejeros Delegados Solidarios) of the Company; (ii)Mr. Carlos Escario Pascual as representative of the Company as Sole Administrators of all the Spanish Subsidiaries (except for SERVICIOS LOGISTICOS INTEGRADOS SLI, S.A.) and (iii) Mr. Jose Maria Escario Pascual as representative of the Company as Sole Administrator of SERVICIOS LOGISTICOS INTEGRADOS SLI, S.A.. Both Managers shall also remain as Directors of SLI TACISA, INC. and of GSLI-GRUPO DE SERVICOS LOGISTICOS INTEGRADOS LDA.

         However, should the Purchaser reasonably consider that either of the Managers does not comply with or does not follow the general guidelines of UTi Group attached hereto as ANNEX (6.1.2), as amended from time to time by UTi Group, the Purchaser will be entitled (without any penalty or obligation to indemnify neither the Sellers nor the Managers in any way whatsoever, other than as expressly provided for hereunder, if applicable), to remove the Manager in breach from its post as Managing Director, and immediately appoint him, i.e. either Mr. Carlos Escario Pascual or Mr. Jose Maria Escario Pascual, as General Manager (Director General) of the Company and/or the corresponding Subsidiary, as applicable, and immediately grant the necessary powers of attorney to such effect in his favour, with the scope usual for General Managers. In that case, the terms and conditions of his employment as General Managers will be those provided for under the Service Agreement for that case. This is without prejudice of this lack of compliance by any of the Managers being considered (as the case may be) a "fair cause" for the Voluntary Cessation (as defined below) of the same.

         The Company and the Managers, will sign immediately after the execution of the present Agreement one service agreement (the "SERVICE AGREEMENT") attached hereto as ANNEX (6.1.2.bis).

         The obligations established in the present Clause 6.1 are undertaken by the Purchaser in favour of the Managers and by the Managers in favour of the Purchaser in their condition of Sellers under the present Agreement and also in their condition as experienced managers of the SLI Group. Thus, the Managers will not be entitled to allege their condition under the Services Agreement, as General Managers or under any other relationship with the Company and/or the Subsidiaries (including that of an employment nature), as the case may be, for the purpose of objecting to the full compliance of their obligations undertaken in the present Clause 6.1.

         Moreover, the Managers undertake to accept and to carry out their posts as Managing Directors (Consejeros Delegados) of the Company with the required due diligence for which they will be appointed immediately after the execution of the present Agreement.

         The Purchaser undertakes to ensure that:

         (i) Mr. Carlos Escario Pascual is proposed for his appointment as member of the European Regional Executive Team of UTi Worldwide and as Vice President thereof, with functional responsibility in warehousing and distribution division; and

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         (ii)     Mr. Carlos Escario Pascual and Mr. Jose Maria Escario Pascual
                  are proposed for their appointment as Iberia Vice Presidents of UTi Worldwide, being entitled to include reference to this post on their UTi Worldwide's business cards.

6.1.3 In case either of the Managers cease or are ceased (in the terms defined in the Services Agreement) as Joint and Several Managing Directors (except in the case provided for under Clause 6.1.2 above) or as General Managers (in the case established in Clause 6.1.2 above) of the Company and/or the Subsidiaries, the following will apply:

         (1) Should the cause for the cease of either or both of the Managers be the expiration of their Services Agreement's term or one of the Managers' death, retirement, inability to continue working (incapacidad permanente) or serious illness ("INVOLUNTARY TERMINATION") , neither the Purchaser nor the Sellers will be entitled to any indemnification.

                  Should both of the Managers (either simultaneously or successively) cease before the expiration of their Services Agreement's term due to Involuntary Termination, neither the Purchaser nor the Sellers shall be entitled to any indemnification whatsoever and any pending Tranches shall be payable in accordance with Clause 2 of the present Agreement. However, the Sellers should be jointly entitled, but not obliged, to jointly request the payment from the Purchaser (by means of a written notification sent to the Purchaser and as an alternative obligation to the payment of the Tranches that have not been yet paid by the Purchaser at that time) the greater of the following amounts, to be divided into as many equal annual instalments as the number of Tranches pending to be paid upon occurrence of the last Involuntary Termination and each of said instalments to be paid on the 30th of April of each year after the occurrence of the last Involuntary
                  Termination:

                  (a)      an amount equivalent to [...***...] of [...***...]
                           the average of the Earnings After Taxes of SLI Group during the Accounting Years closed before the last Involuntary Termination multiplied by the number of Tranches pending to be paid by the Purchaser to the Sellers; and

                  (b)      an amount equivalent to [...***...] of [...***...]
                           the Earnings After Taxes of SLI Group during the last Accounting Year closed before the Involuntary Termination, multiplied by the number of Tranches pending to be paid by the Purchaser to the Sellers.

                  The Parties expressly agree that the amount to be paid by the Purchaser to the Sellers according to this sub-Clause 6.1.3(1) shall never be lower than [...***...] (depending on whether the last Involuntary Termination took place during the course of the Second, Third, Fourth or Fifth Tranche, respectively) of [...***...] the Earnings After Taxes of SLI Group during the year starting on January 1 and ending on December 31, 2001.

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         (2)      Should either of the Managers cease from either of the
                  aforementioned posts, due to any of the following causes (hereinafter referred to as a "VOLUNTARY TERMINATION"): (i) resignation of the Manager (other than as a result of the factual deprival of his responsibilities or authorities as Managing Director or, if applicable, as General Manager; other than as a result of the serious and imputable non compliance of the Company's obligations under the Services Agreement; or, other than as a result of the reorganisation of SLI Group pursuant to Section (4) of the present Clause 6.1.3);;or (ii) as a result of the decision of the Company based on a "fair cause", as defined below, the Purchaser shall be entitled, but not obliged, to replace the Amount Payable (calculated as provided for under Clause 2 above) under the Tranches not yet paid by the Purchaser at the moment of the Voluntary Termination, by the lower of the following amounts:

                  (a)      an amount equivalent to [...***...] of [...***...]
                           the average of the Earnings After Taxes of SLI Group during the Accounting Years closed before the Voluntary Termination multiplied by the number of Tranches pending to be paid by the Purchaser to the Sellers; and

                  (b)      an amount equivalent to [...***...] of [...***...]
                           the Earnings After Taxes of SLI Group during the last Accounting Year closed before the Voluntary Termination multiplied by the number of Tranches pending to be paid by the Purchaser to the Sellers.

                  However, should the "fair cause" be the decrease of the Earnings After Taxes of SLI Group (as provided below) the Purchaser shall be entitled, but not obliged, to replace the Amount Payable (calculated as provided for under Clause 2 above) under the Tranches not yet paid by the Purchaser at the moment of the Voluntary Termination only by an amount calculated as per (a) above.

                  In any case, the Parties expressly agree that the total amount to be paid by the Purchaser to the Sellers for all the Tranches not paid by the Purchaser at the moment of the Voluntary Termination according to this sub-Clause 6.1.3(2) shall never be greater than [...***...] (depending on whether the Voluntary Termination took place during the course of the Second, Third, Fourth or Fifth Tranche, respectively) of [...***...] the Earnings After Taxes of SLI Group during the year starting on January 1 and ending on December 31, 2001.

                  The Purchaser shall exercise the right granted in the present section (2) by means of the corresponding notification sent to the Sellers' Representative within one (1) month as from the Voluntary Termination.

                  In case said right is exercised, the Purchaser shall pay to the Sellers' Representative the amount owed hereunder on the following Payment Date. The Purchaser shall also be entitled to elect, at its own discretion, in the aforementioned notification to be sent to the Sellers' Representative, to pay to the

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                  Sellers the amount payable pursuant to the present section (2)
                  either in cash or in UTi Worldwide shares valuated as established in Clause 2.3(ii)c, understanding as "Notification Date" for that purpose, the date on which the aforementioned notification is sent to the Sellers' Representative. Should the Purchaser not pay punctually the amounts owed to the Sellers under the present section (2), Clause 2.3.(ii).c).(3) will apply.

                  The Parties expressly acknowledge that the Purchaser may elect, at its sole option, to exercise the aforementioned option in respect of all, some or none of the Sellers.

                  The right granted in the present section 6.1.2.(2) to the Purchaser excludes any other remedy (notwithstanding that provided for under the Services Agreement), including any further claim of damages. The full payment by the Purchaser of the amounts referred to in this section 6.1.2.(2) replaces (and consequently extinguishes) the right of the Sellers to request from the Purchaser the payment of the remaining part of the Total Purchase Price that was still pending to be paid by the Purchaser in favour of the Sellers.

                  For the purpose of the present section, the cessation by the Purchaser of any of the Managers for the following causes shall be understood to be based on a "fair cause":

                           - Any cause which would be considered as a cause for "fair dismissal" by the Spanish labour legislation, including the serious and imputable breach of the Manager's obligations.

                           - Due to a decrease of the Earnings After Taxes of SLI Group of [...***...] or more each quarter (in respect of the Earnings After Taxes of the respective preceding quarter) for three (3) consecutive quarters, taking into account for this purpose: (a) that a loss in any quarter should be considered a [...***...] decrease in the Earnings After Taxes of SLI Group for that quarter; and (b) that costs for employment redundancy and/or early termination of lease incurred for the purpose of reorganising the Company and/or any of the Subsidiaries will not be computed for the purpose of calculating the Earnings After Taxes of any quarter.

         (3) Should either of the Managers cease due to any other cause (different from those provided for under sections (1) or (2) above or (4) below) (hereinafter referred to as a "UNFAIR TERMINATION"), and without prejudice to the consequences provided for under the Services Agreement, the Sellers shall be jointly entitled, but not obliged, to declare immediately due and payable the part of the Total Purchase Price not paid by the Purchaser at the moment of the Unfair Termination and, to such effect, jointly request the Purchaser to pay (as an alternative obligation to the payment of the Tranches that have not been yet paid by the Purchaser at that time) the greater of the following amounts:

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                  (a)      an amount equivalent to [...***...] of [...***...]
                           the average of the Earnings After Taxes of SLI Group during the Accounting Years closed before the Unfair Termination multiplied by the number of Tranches pending to be paid by the Purchaser to the Sellers; and

                  (b)      an amount equivalent to [...***...] of [...***...]
                           the Earnings After Taxes of SLI Group during the last Accounting Year closed before the Unfair Termination, multiplied by the number of Tranches pending to be paid by the Purchaser to the Sellers.

                  The Parties expressly agree that the amount to be paid by the Purchaser to the Sellers according to this sub-Clause 6.1.3(2) shall never be lower than [...***...] (depending on whether the Unfair Termination took place during the course of the Second, Third, Fourth or Fifth Tranche, respectively) of [...***...] the Earnings After Taxes of SLI Group during the year starting on January 1 and ending on December 31, 2001.

                  The Sellers shall exercise the right granted in the present section (3) by means of the corresponding notification sent by Sellers' Representative to the Purchaser within one (1) month as from the Unfair Termination.

                  In case said right is exercised, the Purchaser shall pay to the Sellers' Representative the amount owed hereunder within one (1) month following the aforementioned notification. Should the Sellers jointly exercise the right granted to them in the present section, in the notification sent to the Purchaser for that purpose they would also express if they jointly elect that the amount payable under this section 6.1.3.(3) be paid in cash or in UTi Worldwide's Shares. Should the latter be elected, UTi Worldwide's Shares would be valuated as established in Clause 2.3(ii)c) above, understanding as "Notification Date" the date on which the aforementioned notification is sent to the Purchaser.

                  Should the Purchaser not pay punctually the amounts owed to the Sellers under the present section (3), Clause 2.3.(ii).c).(3) will apply.

                  The right granted in the present section 6.1.3.(3) to the Sellers excludes any other remedy (notwithstanding the rights of the Managers under the Services Agreement), including any further claim of damages arising from the cease of either Manager. The full payment by the Purchaser of the amounts referred to in this section 6.1.3.(3) replaces (and consequently extinguishes) the right of the Sellers to request from the Purchaser the payment of the remaining part of the Total Purchase Price that was still pending to be paid by the Purchaser in favour of the Sellers.

         (4) In the event of the acquisition of shareholding control by a third party, directly or indirectly, over the Company and/or UTi Worldwide Inc together with a substantial renewal of the governing bodies of the Company and/or the

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                  Subsidiaries and/or of UTi Worldwide (i.e. replacement of at least 50% of the members of the Board of Directors of the Company and/or of UTi Worldwide by Directors which were not related with UTi Group up to the moment of the acquisition of said control), the Managers may resign from their posts only within the three (3) months following the aforementioned change or renewal and the Sellers will have the same rights as provided for under Section 6.1.3.(3) above.

                  For the avoidance of doubt, the Parties expressly state that the preceding paragraph will not be applicable and, thus, the Managers shall not be entitled to resign from their posts, in case of: (i) an acquisition of shareholding control if it does not coincide with a substantial renewal of the governing bodies of UTi Worldwide, the Company and/or the Subsidiaries as per the preceding paragraph or (ii) any change in the governing bodies of UTi Worldwide, the Company and/or the Subsidiaries if it does not coincide with an acquisition of shareholding control as per the preceding paragraph.

                  For the avoidance of doubt, the Parties expressly state that, for the purposes of this section 6.1.3.(4), the notion of "shareholding control" shall be the one contained in article 42 of the Spanish Code of Commerce ("Codigo de Comercio")..

6.2      NON-COMPETE.

         The Sellers undertake:

         (i) that they will not, unless prior written authorisation is granted by the Purchaser, directly or indirectly, through a related individual or company, during all time in which they remain rendering their services to the Company and, in any case, during [...***...] thereafter, employ or hire any person who has been an employee, agent or representative of any of the companies of SLI Group during the two-year period prior to said date, or own, manage, operate, join, control, finance or participate in any other form in, or be connected as a principal, agent, representative, consultant, investor, owner, partner, director, manager, joint venture, employee or otherwise with, or establish any contractual ties with, or carry out any other business or professional activity in respect of any employee, company, partnership, business or enterprise competing directly or indirectly with any of the companies of SLI Group; and

         (ii) to remove from the corporate name of the companies involved in the Excluded Business all of the following words and to not use any of them in any other company directly or indirectly held or controlled by them: "TACISA", "SISTEMAS LOGISTICOS INTERNACIONALES", "SISTEMAS LOGISTICOS DE INTERMEDIACION" and any other which may be confusing with "SERVICIOS LOGISTICOS INTEGRADOS" or "SLI". With respect to the Excluded Business, such removal of corporate's name shall take place the earlier of:

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                  (a)      the transfer of the Excluded Business to a third
                           party; and

                  (b)      the Payment Date of the Fifth Tranche.

         Notwithstanding the above, the Purchaser expressly authorises the Sellers to participate in the shareholding of the Excluded Business and/or to carry out non-executive posts (i.e. vocal del Consejo) within the Board of Directors of the Owner of the Excluded Business, [...***...], provided that the Sellers do not carry out any other activities related therewith (including, without limitation, any executive administration post, as sole/joint administrator or Managing Director or any other).

         The non-compete obligations under the present Clause 6.2 is assumed by the Sellers in their condition as such, notwithstanding the rights and obligations assumed by the Purchaser and the Managers under the Services Agreement.

6.3      CONFIDENTIALITY.

         The Sellers undertake, on their own behalf and on behalf of their agents and professional advisors, to safeguard the secrecy and confidentiality of all information regarding the Company and/or the Subsidiaries, and to refrain from using for their own interests and purposes or disclosing to third parties, without the prior written consent of the Purchaser, any such confidential information, reports and documents regarding SLI Group's business activities, including without limitation the operation methods and systems, names and addresses of customers and suppliers, prices charged and paid by its suppliers and customers, technical data on the business' assets operations and product manufacture know-how of the Company and/or its Subsidiaries.

         This confidentiality undertaking shall not apply when the disclosure of such information is required:

         (a) in order to comply with a legal duty or with a judicial or administrative imperative order;

         (b) to request or make possible the fulfilment of the rights and obligations hereunder;

         (c) to comply with the information requirements made by the competition authorities, if applicable; and

         (d) to inform its advisors and auditors, provided always that they are legally or contractually obliged to maintain the confidentiality of the information received;

6.4      PENALTY CLAUSE.

         Each of the Sellers acknowledges and accepts that the obligations undertaken under Clauses 6.2 and 6.3 above, have been essential for the Purchaser to adopt its decision to purchase the Shares.

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         In the event of breach by any of the Sellers of any of the obligations established under Clause 6.2, the Purchaser shall have the right to receive a penalty from the Sellers in the amount of [...***...].

         In the event of breach by any of the Sellers of any of the obligations established under Clause 6.3, the Purchaser shall have the right to receive a penalty from the Sellers in the amount of [...***...].

         The Sellers shall not be freed from the obligations referred to in Clauses 6.2 and 6.3 above upon payment of the penalties stipulated in this Clause 6.4, the Purchaser having the right to demand compliance with those obligations together with the payment of the penalty.

         In any case, the Parties expressly acknowledge that the breach by the Sellers of the obligations established under Clauses 6.2 and 6.3 will in no case give the Purchaser the right to resolve or terminate this Agreement.

6.5      EMPLOYEES OF SLI GROUP

         The Purchaser hereby undertakes to ensure that the employees of SLI Group have access to standard professional promotion policies of UTi Group after the consummation of this transaction. The Purchaser further declares that it does not currently plan to carry out an employee redundancy plan within SLI Group.

6.6      OTHER UNDERTAKINGS

6.6.1 The Purchaser acknowledges the relevance of the foreign Subsidiaries of SLI Group (and, in particular, of [...***...]) for the international development of the Acquired Business and, therefore, undertakes to make its best endeavours to ensure that the activities and the treatment of such Subsidiaries remain as currently. In particular, the Purchaser acknowledges the relevance of the good service of UTi Worldwide's office in New York as regards the military business currently carried out by SLI Group.

6.6.2 The Purchaser further undertakes to make its best endeavours to ensure that all the computer and software systems, devices, hardware and programmes of the UTi Group are implemented in the SLI Group as soon as possible.

7.       OTHER COVENANTS.

7.1      SLI NAME AND TRADEMARK.

         SLI Group shall retain the property and right of use of all the Intellectual and Industrial Property rights (including the trade name, the trade marks, the patents, the computer programs and software, the know-how and the good will) currently used by SLI Group.

         Notwithstanding that provided for under Clause 6.2, the Purchaser hereby expressly authorises (and further undertakes to ensure that the Company and its Subsidiaries

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         authorise) the use by the Sellers of the intellectual and industrial property rights and the distinguishing marks of SLI Group attached hereto as ANNEX (7.1) in respect of the Excluded Business during a period of twelve (12) months as from Completion Date. Once this period has elapsed, the Excluded Business may not continue using said intellectual and industrial property.

         In any event, the Purchaser hereby undertakes that, at least for as long as this Agreement remains in force, the Company and its Subsidiaries shall use the distinguishing marks ("signos distintivos") of the SLI Group (and namely the trademarks and commercial names) in the exercise of its business, together with the UTi marks (but not subordinated to UTi's), in such manner that the SLI Group is not prejudiced by the decrease or stoppage in their use.

7.2      DEVELOPMENT OF BUSINESS IN SPAIN AND PORTUGAL.

         The Parties hereto agree that any business to be carried out by the UTi Group in Spain and/or in Portugal whose purpose is any of the activities within the current ordinary course of the Acquired Business or any other activity directly or indirectly related thereto, shall be carried out by any of the companies of SLI Group.

         This obligation shall be deemed breached by the Purchaser, in the event that (i) any of the companies of the UTi Group or (ii) any of the companies in which the Purchaser or other companies of the UTi Group hold a majority stake carry out in Spain and/or Portugal without SLI Group any activities within the current ordinary course of the Acquired Business or any other activity directly or indirectly related thereto.

7.3      ESTABLISHMENT OF OPERATIONS IN PORTUGAL.

         The Parties hereto agree to continue their current relationships of cooperation as regards the exploitation of the Acquired Business in Portugal and, in particular, they agree that such exploitation shall be carried out (as at the present time) by [...***...].

         Without prejudice of that provided for under Clause 3.1.5.5 of the present Agreement, the Sellers expressly undertake to sign the termination of the agreement of intent signed by [...***...] and attached hereto as Annex (3.1.5.5), at their sole cost and expense. Any amount paid, owed or committed to be paid (whether verbally or in writing) to [...***...], for any reason (including the termination of said agreement of intent), shall be directly and solely borne by the Sellers except for the amount paid to them as salary up to the date hereof and for the salary and/or any other amounts to be paid in relation to their performance by SLI Group to these two gentlemen in the future, if applicable. Accordingly, the Sellers shall indemnify and hold the Purchaser and/or the Company and/or the Subsidiaries harmless for any amount that any of them have paid in excess of such amount or are obliged to pay to [...***...] in the future (save for the salary and/or any other amounts to be paid in relation to their performance by SLI Group to these two gentlemen in the future, if applicable).

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7.4      THE EXCLUDED BUSINESS.

         The Parties hereto agree as follows in respect of the Excluded
         Business:

         (i) The agreement entered into for the segregation of the Excluded Business has been attached in Annex (V) hereto.

         (ii) The Owner of the Excluded Business shall enter into a management agreement with the Company, according to which the Company undertakes to provide the Owner of the Excluded Business with certain basic general management services and the Owner of the Excluded Business undertakes to pay SLI Group a monthly management fee (hereinafter the "MANAGEMENT FEE") all of the above in the terms and conditions established in the document attached hereto as ANNEX (7.4.ii).

         (iii)    Notwithstanding the non-competition obligation as per Clause
                  6.2 above, the Purchaser expressly authorises the Sellers to keep the property of the shares of the Owner of the Excluded Business, except if either of the following circumstances occurs:

                  (a) If in the period going from January 1 to June 30, 2002, the earnings after taxes obtained by the Excluded Business are losses in excess of [...***...].

                  (b) If in any corporate year occurring after June 30, 2002, the earnings after taxes obtained by the Excluded Business are losses in excess of [...***...].

                  For the purpose of verifying the occurrence of any of those circumstances, the Owner of the Excluded Business shall timely provide the Purchaser with monthly management accounts and its Annual Accounts shall be audited by a well reputed international auditing firm previously approved by the Purchaser. The fees incurred by the auditors for carrying out said verification will be borne by the Parties on a [...***...] split.

                  Should the Purchaser not receive the report of the auditors pursuant to the preceding paragraph within the four (4) months following the end of the corresponding period to be verified by them, the Purchaser may request that said verification be carried out by the auditing firm chosen by it, at the sole cost of the Owner of the Excluded Business, which shall in any event have to be previously approved by the Sellers' Representative (whose approval shall not be unreasonably withheld).

                  In the event any of the circumstances occur for any given period, according to the auditors' report, the Sellers shall dispose of the Owner of the Excluded Business within six (6) months as from the moment in which said auditors' report is notified to the Purchaser.

Items indicated with "[...***...]" are subject to a Confidential Treatment
Request

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

         (iv) Should the Excluded Business be transferred to a third party on or before the date when the last Tranche has been paid to the Sellers (or should have been paid according to this Agreement), either by means of the sale of the shares of the Owner of the Excluded Business or directly by transferring the Excluded Business, the Sellers undertake to either: (a) make the acquirer of the Excluded Business assume the obligation to pay to SLI Group the management fee referred to under sub-Clause (i) of the present Clause 7.4 or (b) indemnify and hold SLI Group harmless for any surplus of the administrative capacity of SLI Group directly or indirectly attributable to the Excluded Business.

                  The Purchaser is hereby granted a pre-emption right to acquire the Excluded Business, with preference to any party. For the purpose of exercising such a pre-emption right, the Sellers undertake to notify the transfer of the Excluded Business to the Purchaser with, at least, two (2) months in advance of said transfer and its main terms and conditions. The Purchaser shall exercise its right by means of notifying within thirty
                  (30) days as from said notification its desire to acquire the Excluded Business in the same terms and conditions as those reflected in the aforementioned notification.

                  Should the Sellers breach any of the obligations established in sub-Clause (iii) and/or (iv) of the present Clause 7.4, the Purchaser shall be entitled to offset the amounts with which it should be indemnified according to the above from the Amount Payable of any of the Tranches otherwise due hereunder.

         (v) Should the Sellers breach any of the obligations established in sections (iii) or (iv) of the present Clause 7.4, the Purchaser shall have the right to receive a penalty from the Sellers in the amount of [...***...] the Management Fee corresponding to the [...***...] immediately preceding said breach. The Sellers shall be freed from the obligations referred to in this section upon payment of said penalty, the Purchaser having the right to demand compliance with those obligations together with the payment of the penalty.

         (vi) In the event that the Excluded Business is still owned (directly or indirectly) by the Sellers after December 31, 2003, because of neither of the circumstances referred to in section (iii) of the present Clause 7.4 having occurred, SLI Group will have the option to purchase the Excluded Business (or, as the case may be, the shares of the Owner of the Excluded Business) at any time as from December 31, 2003 until the Payment Date of the Fifth Tranche at the lower of:

                  (a) the market value of the Excluded Business; in the event that the Parties cannot agree on said market value during the sixty (60) days following the notice of SLI Group to the Sellers exercising its option, such market value shall be determined by a well reputed international auditing firm appointed by the Purchaser and previously approved by the Sellers (which approval shall not be unreasonably withheld); the fees of said auditing firm shall be borne [...***...] by the Parties; and

Items indicated with "[...***...]" are subject to a Confidential Treatment
Request

                  (b) an amount equivalent to [...***...] the earnings after taxes obtained by the Excluded Business during the last fiscal year closed upon exercising the option by SLI Group, according to the last annual accounts audited by the auditors appointed in the manner established under section (a) of the present paragraph.

                  The Parties expressly agree that in any event the purchase price of the Excluded Business in case SLI Group exercises the aforementioned option shall not be less than the net asset value of the Excluded Business.

                  The expenses arising from the option and the subsequent transfer of the Excluded Business (directly or indirectly) to SLI Group shall be borne by the Parties on a [...***...] basis, and the taxes arising from the exercise of the option shall be borne by the Parties according to Law.

         (vii) In case that, according to section (vi) above, the Excluded Business is acquired by SLI Group for its net asset value, the Sellers shall be entitled to elect at the time of such acquisition whether they want the Excluded Business's earnings to be computed or not for the purpose of calculating the Earnings After Taxes of SLI Group for the Accounting Year in which it is acquired and onwards.

8.       MISCELLANEOUS.

8.1      AMENDMENTS.

         No amendment to the Agreement will be valid unless it is made in writing and signed by and on behalf of each of the Parties.

8.2      WAIVERS.

         The failure to exercise or delay in exercising a right, action or remedy under the Agreement will not be deemed as a waiver of the right, action or remedy or a waiver of any other rights, actions or remedies and no single or partial exercise of any right, action or remedy under the Agreement will prevent any further exercise of any other right, action or remedy.

8.3      INVALIDITY.

         The invalidity, illegality or unenforceability of any provision of the Agreement will not affect or impair the enforceability of the other provisions of the Agreement. Furthermore, it is the Parties' intention to include, in order to replace any such void, illegal or unenforceable provision, a provision as similar in terms to such void, illegal or unenforceable provision as may be possible which at the same time is valid and enforceable.

8.4      ASSIGNMENT.

         The Purchaser may assign its rights and obligations hereunder to any person or company belonging or that might belong in the future to its group (as defined in Article 4 of the

Items indicated with "[...***...]" are subject to a Confidential Treatment
Request

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

         Spanish Securities Market Act). Assignment to any other person or company will require the Sellers' prior written consent, through the Sellers' Representative, that will not be unreasonably withheld.
         This notwithstanding, in the event that the Purchaser merges into or becomes absorbed by any other company, the merging or absorbing entity will automatically become surrogated in the Purchaser's rights and obligations hereunder, with or without the Sellers' consent.

         The Sellers shall not be entitled to assign any right and obligation hereunder to anyone, except their credit rights under the present Agreement to the Total Purchase Price or any part thereof and, in particular, their right to acquire, if applicable, the UTi Worldwide Shares arising from Clause 2 above, which may be assigned to one or several entities chosen by them, as long as the assignees (hereinafter the "ASSIGNEES") comply with the United States Securities regulation for that purpose, with which the Sellers comply with, as they represent hereby, and that are the following:

         (i) That UTi Worldwide's Shares will be acquired for investment for each of the Sellers' or each of the Assignees' (as the case may be) own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof in violation of applicable U.S. state and federal securities laws, and each Seller and each of Assignees, has no present intention of selling, granting any participation in, or otherwise distributing the same in violation of applicable U.S. state and federal securities laws. No Seller and no Assignee has any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the UTi Worldwide's Shares. No Seller and no Assignee has been or will be formed for the specific purpose of acquiring the UTi Worldwide's Shares.

         (ii) Each Seller and each Assignee is an "accredited investor" as defined in Rule 501(a) of Regulation D promulgated under the Securities Act of 1933, as amended (the "Securities Act"). Thus, each Seller and each Assignee (1) has an individual net worth, or joint net worth with such Seller's spouse (or such Assignee's spouses, if an individual), at the time of this Agreement, in excess of $1,000,000 or (2) had an individual income in excess of US$200,000 in each of the two most recent years or joint income with his/her spouse (as the case may be) in excess of US$300,000 in each of those years and such Seller or Assignee has a reasonable expectation of reaching the same income level in the current year. Each Seller and each Assignee, by reason of such Seller's or Assignee's or their business and financial experience, has the capacity to protect such Seller's or such Assignee's interests in connection with the purchase of the UTi Worldwide's Shares. Each Seller and each Assignee is capable of bearing the economic risks of such Seller's or such Assignee's investment in the UTi Worldwide's Shares. No Seller and no Assignee has received or seen any advertisement or general solicitation with respect to the sale of the UTi Worldwide's Shares.

         (iii) Each Seller and each Assignees is aware of UTi Worldwide's business affairs and financial condition and has acquired sufficient information about UTi Worldwide to reach an informed and knowledgeable decision to acquire the UTi Worldwide's Shares. Each Seller and each Assignee has had access to information about UTi Worldwide and has received full and adequate information concerning UTi Worldwide.

         The acquisition by each Seller or by each Assignee of the UTi Worldwide's Shares shall constitute a reconfirmation of the representations made by such Seller or such Assignee, as applicable, in the present Clause 8.4.

8.5      LANGUAGE.

         The Agreement is executed in English, thus being the governing language of the Agreement.

8.6      DAYS.

         For the purposes of the Agreement, and unless otherwise agreed herein, every term established in days in the present Agreement shall be understood to refer to business days; for the purpose of this agreement, every day of the year except Saturdays, Sundays, and holidays in the city of Madrid will be deemed business days.

         Should any term be expressly established in calendar days and should said term end on a non business day, the term shall be automatically extended to the next business day.

8.7      CONFIDENTIALITY OF THE AGREEMENT.

         The Parties agree to keep confidential the terms of the Agreement as well as all undertakings or obligations assumed hereunder and not to make any press release or other public disclosures related to the Agreement or other transactions contemplated hereby unless required by any applicable law or regulation (whether or not having the force of law) or by any order issued by an administrative or judicial authority. If any applicable law or regulation currently in force requires the issue or disclosure of any information concerning the Agreement, the Party compelled to make such issue or to disclose such information will give prior notice to the other Party of the need to do so.

         Notwithstanding the confidentiality obligation assumed by the Parties in the preceding paragraph, the Parties may reveal to their managers and employees those aspects of the Agreement that they deem necessary for its performance.

         Furthermore, either Party may disclose to third parties or to the public the mere fact that the Company and, indirectly, the Subsidiaries have been acquired by the Purchaser.

         The Parties agree to negotiate in good faith any press releases to be made in the context of this transaction, in order to present the transaction to the market in the most favourable way for SLI Group's interests.

9.       GUARANTEES.

9.1      SETTING-OFF.

         Without limitation of the unlimited liability of the Sellers hereunder, the Parties expressly agree that the Remaining Amount of the Initial Consideration, as well as the Amount Payable under any of the Tranches of the Total Purchase Price shall secure any liabilities of any or all of the Sellers arising hereunder due to Damages and any other amounts due hereunder, including, without limitation, the payment of the amount resulting from that provided for under section 2.3.1.(c) above in the terms established below, as well as the payment of the penalties established under Clause
         6.4 and 7.4 above.

         For that purpose, if at the time any the Remaining Amount of the Initial Consideration or any of the Tranches Total Purchase Price becomes due, liquid and payable ("vencida, liquida y exigible") hereunder, there shall be due, liquid and payable debts under the present Agreement owed by the Sellers to the Purchaser (and, in particular, under Clauses 2.3, 4, 6 and 7.4) the amounts due, liquid and payable owed by the Sellers shall be automatically offset against the amounts due, liquid and payable of the corresponding Tranches owed by the Purchaser to the Sellers by virtue of Articles 1.195 et seq. of the Spanish Civil Code.

         Additionally, if at the time the Fourth and/or the Fifth Tranches become due hereunder, a Notice (as defined under Clause 5.1 above) has been delivered to the Sellers' Representative, the Purchaser's obligation to pay it shall be suspended in an amount equivalent to the Claimed Amount (as defined under Clause 5.1 above) until final resolution regarding the Claimed Amount. Notwithstanding the above, the Purchaser shall pay to the Sellers (by means of payment to the Sellers' Representative) interests at a nominal annual interest rate of 6 months EURIBOR plus 1.5% over the amount suspended of payment exceeding the amount of which the Sellers were declared to be liable by the final resolution regarding the Claimed Amount or by agreement between the Parties. Such interests shall accrue from the date on which the payment of said exceeding amount although being due, was suspended in accordance to the present Clause and until the date on which the same is effectively paid to the Sellers' Representative.

         The Parties agree that, if the Sellers present a first demand bank guarantee as the one attached hereto as ANNEX (9.1), for the Claimed Amount in favour of the Purchaser, the latter shall be obliged to immediately pay to the Sellers the part of the Remaining Amount of the Tranche that has been suspended as per the preceding paragraph, if applicable.

9.2      PURCHASER'S GUARANTEE.

         UTi Worldwide hereby guarantees in favour of the Sellers, jointly and severally ("solidariamente") with the Purchaser, its successors or assignees of the present Agreement, and expressly waiving any privilege of order and division ("beneficios de orden o excusion y division") that could correspond to it, if applicable, the full and punctual fulfilment of the obligations arising hereunder for the Purchaser, and/or its successors or assignees of the present Agreement, including, without limitation, the obligation relating the delivery of the Shares of UTi Worldwide according to that provided for under Clause 2 of this Agreement.

10.      EXPENSES AND TAXES.

         Unless otherwise established herein, each Party, the Sellers on one side and the Purchaser on the other side, will bear half of the costs and expenses arising from the formalisation of the present Agreement into public deed.

         Apart from the above and unless otherwise provided for in this Agreement, each Party will bear its own costs and expenses arising from the preparation, execution, performance and enforcement of this Agreement.

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

         The Parties will bear the taxes arising from the execution of the Agreements in accordance to Law.

11.      NOTICES.

11.1     NOTICES.

         Any notice or other communication required or permitted hereunder shall be in writing and shall be delivered by hand, telegraph, telex, or facsimile transmission or sent by certified, registered or express mail or courier (with acknowledgement of receipt), postage prepaid. Any such notice shall be deemed given upon delivery if delivered by hand, courier, telegraph, e-mail, telex or facsimile transmission or, if mailed by postal service, five (5) days after the date of dispatch to the addresses referred to in Clause 11.3 or certified mail, on the date and at the time recorded by the post office.

11.2     SELLERS' REPRESENTATIVES.

         For all the purposes of this Agreement, the Sellers appoint the Spanish company [...***...] (with tax identification code [...***...] and domicile at c/ General Davila n degrees 11, 28003 Madrid) as their representative (the "SELLERS' REPRESENTATIVE") vis-a-vis the Purchaser. The Sellers' Representative will be the addressee of any notice to be served upon all or any of the Sellers (or their successors or assignees) by the Purchaser pursuant to this Agreement; likewise, any notice to be served by all or any of the Sellers (or their successors or assignees) upon the Purchaser pursuant to this Agreement will be made through the Sellers' Representative.

         For the purposes of this Agreement, all the actions carried out by the Sellers' Representative shall be considered to have been jointly carried out by each and all of the Sellers.

         In case [...***...] is extinguished, the Sellers will decide among them who will act as the Sellers' Representative and will give written prior notice to the Purchaser of their decision. Up to the moment of said notification, all notices sent by the Purchaser to [...***...] will be valid even after the [...***...] is extinguished.

         Such representation will also apply with respect to any of the Sellers' successors or assignees.

11.3.    ADDRESSES.

         The Parties have designated the following addresses for the purpose of receiving notices hereunder:

[...***...]

11.4     CHANGE OF ADDRESSES.

         Any notice sent to the above addresses will be deemed to be received by the addressee,

Items indicated with "[...***...]" are subject to a Confidential Treatment
Request
         except if prior to the sending of such notice the addressee has notified the sender a change of address or facsimile number.

12.      GOVERNING LAW AND ARBITRATION.

12.1.    GOVERNING LAW.

         This Agreement will be governed by and construed in accordance with the laws of Spain ("Derecho comun espanol").

12.2.    ARBITRATION.

         All disputes out of or in connection with the present Agreement shall be finally settled under the Rules of Arbitration of the International Chamber of Commerce ("ICC") by one or more arbitrators appointed in accordance with said Rules. The arbitration shall be administered by the ICC in accordance with the aforementioned Rules.

         The arbitration shall be held in Madrid. The language of the arbitration shall be Spanish; however, the Parties may submit documents drafted in English to the arbitration procedure.

         The Parties undertake to comply with the arbitration award (including partial awards) granted by the arbitrators.

13.      ENTIRE AGREEMENT.

         This Agreement and its Annexes hereto represent all the agreements between the Parties and supersede all previous agreements and commitments between the Parties regarding the object of this Agreement and, in particular, leaves without effect the letter of intent executed by the Parties on September 24, 2001.

14.      FORMALISATION INTO PUBLIC DEED.

         The Parties hereto agree to execute this Agreement in one counterpart to one effect and to formalise the same into public deed immediately after its execution, before the Public Notary of Madrid, Mr. Rodrigo Tena Arregui.

IN WITNESS WHEREOF, each of the Parties hereto has caused this Agreement to be executed in one (1) counterpart on its behalf in the place and as of the date first above written.

UTi Spain, S.L.                            UTi Worldwide Inc
P.p.                                       P.p.

________________________                   ___________________________
Mr. Pedro Rueda Gonzalez                   Mr. Pedro Rueda Gonzalez

Mr. Carlos Luis Escario Pascual            Mr. Mariano Arturo Escario Pascual

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

______________________________             _______________________________

Mr. Jose Maria Escario Pascual             Mr Juan Ignacio Escario Pascual

______________________________             _______________________________

Mrs. natalia de la Vega Fernandez-         Mrs. Fabiola de la Vega Fernandez-
Lascoiti                                   Lascoiti

______________________________             _______________________________

Note: The Exhibits and Schedules have been omitted and are available upon request.

                                       59